EXHIBIT 4.1


                       AUTOLIV ASP, INC.
                    EMPLOYEE SAVINGS AND INVESTMENT PLAN
             (Amended and Restated Effective as of May 1, 1997)




                             TABLE OF CONTENTS
                                                                          Page

                                 ARTICLE I
                                  THE PLAN

   1.1       The Plan......................................................  1
   1.2       Applicability of the Plan.....................................  3
   1.3       Purpose.......................................................  4

                                 ARTICLE II
                        DEFINITIONS AND CONSTRUCTION

   2.1       Definitions...................................................  4
   2.2       Gender and Number............................................. 13
   2.3       Applicable Law................................................ 13
   2.4       Severability.................................................. 13
   2.5       Headings...................................................... 13

                                ARTICLE III
                       ELIGIBILITY AND PARTICIPATION

   3.1       Eligible Employees and Active Participa-
             tion.......................................................... 13
   3.2       Eligibility Service........................................... 14
   3.3       Duration...................................................... 16
   3.4       Adoption of Plan by Affiliated Companies...................... 16

                                 ARTICLE IV
                CONTRIBUTIONS, INVESTMENTS, AND FORFEITURES

   4.1       Matched Contributions and Matched Con-
             tributions Accounts........................................... 16
   4.2       Unmatched Contributions and Unmatched
             Contributions Accounts........................................ 17
   4.3       Rollover Contributions and Account............................ 19
   4.4       Change or Suspension of Contributions......................... 19
   4.5       Employer Contributions and Account............................ 19
   4.6       Forfeiture of Employer Contribution Account................... 19
   4.7       Investments................................................... 20
   4.8       Section 402 Limit on Before-Tax Contributions................. 23
   4.9       Section 401(k) Limit on Before-Tax Contributions.............. 24
   4.10      Section 401(m) Limit on After-Tax and
             Matching Contributions........................................ 27
   4.11      Limitation on Annual Additions................................ 30
   4.12      Plan Accounting and Allocation of In-
             vestment Earnings and Losses.................................. 34
   4.13      Plan Expenses................................................. 34
   4.14      Nonassignability.............................................. 34
   4.15      Missing Persons............................................... 34
   4.16      Withholding Taxes............................................. 35

                                 ARTICLE V
                            VESTING IN ACCOUNTS

   5.1       Nonforfeitable Interest in
             Participant's Account......................................... 35
   5.2       Vesting Service............................................... 36

                                 ARTICLE VI
                   DISTRIBUTIONS, WITHDRAWALS, AND LOANS

   6.1       Distributions at Retirement,
             Disability, or Age 70 1/2..................................... 38
   6.2       Distribution upon Death....................................... 42
   6.3       Distribution upon Separation other than
             by Death, Retirement, or Disability........................... 44
   6.4       In-Service Withdrawals from After-Tax
             Contributions Accounts........................................ 45
   6.5       In-Service Withdrawals of Before-Tax
             Contributions................................................. 47
   6.6       Due Date for Payments......................................... 49
   6.7       Minimum Distribution Amount................................... 50
   6.8       Loans......................................................... 51
   6.9       Direct Rollovers; Withholding................................. 55

                                ARTICLE VII
                               ADMINISTRATION

   7.1       Committee and Plan Administrator.............................. 57
   7.2       Compensation and Expenses..................................... 57
   7.3       Manner of Action.............................................. 57
   7.4       Chairman, Secretary, and Employment of
             Specialists................................................... 57
   7.5       Records....................................................... 58
   7.6       Administration................................................ 58
   7.7       Application for Benefits...................................... 58
   7.8       Denial of Claims.............................................. 59
   7.9       No Enlargement of Employee Rights............................. 60
   7.10      Expenses of Administration.................................... 60
   7.11      Incapacity.................................................... 60
   7.12      Indemnity for Liability....................................... 60

                                ARTICLE VIII
                                 FINANCING

   8.1       Financing..................................................... 61
   8.2       Contributions................................................. 61
   8.3       Nonreversion.................................................. 61
   8.4       Transfer of Assets............................................ 62

                                 ARTICLE IX
                         AMENDMENT AND TERMINATION

   9.1       Amendments to Conform with Law................................ 62
   9.2       Other Amendments and Termination.............................. 62
   9.3       Form of Amendment............................................. 62
   9.4       Limitations on Amendments..................................... 63
   9.5       Merger, Consolidation, or Transfer............................ 63

                                APPENDIX A
                            TOP-HEAVY PROVISIONS

   A1.1      Application of Top-Heavy Provisions........................... 65
   A1.2      Definitions................................................... 66
   A1.3      Minimum Contribution.......................................... 69
   A1.4      Limit on Annual Additions:  Combined
             Plan Limit.................................................... 69

                                APPENDIX B
                           SPECIAL VESTING RULES

   B1.1      Southwest Chemical Services Incorporated...................... 71
   B2.1      Alpha Catalog Chemicals....................................... 71

                                APPENDIX C
                            BEE CHEMICAL COMPANY

   C1.1      Employer...................................................... 72
   C1.2      Bee Chemical Profit Sharing Plan.............................. 72
   C1.3      Bee Chemical Savings & Investment Plan........................ 73
   C1.4      Vesting Service............................................... 73
   C1.5      Life Annuity Options.......................................... 74
   C1.6      Preretirement Spouse's Annuity................................ 77

                                APPENDIX D
                           POLYMER AND POLYPENCO

   D1.1      Purpose....................................................... 78
   D1.2      Use of Terms.................................................. 78
   D1.3      Appendix D Participants....................................... 78
   D1.4      Transfer of Accounts from Chesebrough
             Savings Plan.................................................. 78
   D1.5      Transfer of Voluntary Contribution Ac-
             counts from the Polymer Retirement Plan
             and the Polypenco, Inc. (Va.)
             Retirement Plan............................................... 79
   D1.6      Vested Benefits............................................... 79
   D1.7      Eligibility................................................... 79
   D1.8      Service....................................................... 79

                                 APPENDIX E
                              CVD INCORPORATED

   E1.1      Acquisition and Transfer of Assets............................ 80
   E1.2      Employer...................................................... 80
   E2.1      Transfer of Assets to Accounts................................ 80
   E2.2      Investments................................................... 80
   E3.1      Vesting....................................................... 80

                                 APPENDIX F
                            GLC TRUCKING COMPANY

   F1.1      GLC Trucking Company.......................................... 81
   F2.1      Service Credits and Earnings.................................. 81

                                 APPENDIX G
                        NORTH AMERICAN SALT COMPANY

   G1.1      North American Salt Company................................... 82
   G2.1      In-Service Withdrawal Rights and Loans........................ 82
   G3.1      Annuity Forms of Payment...................................... 82

                                 APPENDIX H
                            AKZO COATINGS, INC.

   H1.1      AKZO Coatings................................................. 88
   H2.1      Vesting Service............................................... 88



                             AUTOLIV ASP, INC.
                    EMPLOYEE SAVINGS AND INVESTMENT PLAN
             (Amended and Restated Effective as of May 1, 1997)


                                 ARTICLE I

                                  THE PLAN

               1.1 The Plan. Morton-Norwich Products, Inc. established a capital accumulation plan for the benefit of its eligible employees, effective as of July 1, 1982, which plan was known as the "Employee Savings and Investment Plan" ("Predecessor Plan"). Effective as of September 25, 1982, the Predecessor Plan was renamed the Morton Thiokol, Inc. Employee Savings and Investment Plan to reflect the change in the name of the Company to Morton Thiokol, Inc. and was amended to exclude persons employed by the Thiokol Corporation on September 24, 1982 and those Thiokol Corporation employees who joined the corporate staff after September 24, 1982 and prior to January 1, 1984. Effective January 1, 1984, the Predecessor Plan was amended and restated to permit the participation of such previously excluded Thiokol employees who meet the eligibility conditions of the Plan, to permit eligible employees to take advantage of the provisions of Code section 401(k), to conform the Plan to the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, to provide a new fixed return fund in lieu of the "short-term investment fund" (as described in the prior statement of the Plan), to increase the maximum percentage of contributions as to which the employers would make matching contributions, and to permit participants to transfer amounts from one investment fund to another.

               Amounts credited to the basic contributions account under the Predecessor Plan as it read on December 31, 1983 were transferred to the matched after-tax contributions account and amounts credited to the supplemental contributions account were transferred to the unmatched after-tax contributions account. Amounts invested in the "short-term investment fund" as of December 31, 1983 were transferred to the fixed return fund.

               On or after January 1, 1984, all participant accounts in the Thiokol Corporation Voluntary Investment Plan ("VIP") as of December 31, 1983, other than accounts of participants covered under collective-bargaining agreements, became part of the Predecessor Plan and were credited to unmatched after-tax contributions accounts. VIP participant account balances invested in the "guaranteed long-term account" and the "guaranteed short-term account" (as described in the VIP) were transferred to the fixed return fund under the Predecessor Plan, and VIP participant account balances invested in the variable account were transferred to the diversified equity fund under the Predecessor Plan. All transferred amounts are subject to the conditions and terms of the Predecessor Plan.

               Effective January 1, 1984, stock of Cincinnati Milacron, Inc. was transferred to the Predecessor Plan as part of the transfer of assets held under the VIP. Such stock was, and continues to be held in a separate Fund, known as the Cincinnati Stock Fund. No additional contributions to such Fund are permissible and the amounts credited to the Fund were neither eligible for transfer to other funds nor could they be withdrawn prior to a Participant's termination of employment. Cash dividends payable with respect to the stock were invested in the fixed return fund.

               Effective on and after August 1, 1985, Participants were allowed to liquidate all or a portion of the Cincinnati Stock Fund allocated to their Account and transfer the proceeds to another Fund pursuant to the provisions of the Plan. In addition, the Stock Fund was deemed to be part of the unmatched after-tax contributions account for the purpose of making in-service withdrawals. Dividends payable with respect to the Fund continued to be invested in the fixed return fund, subject to the transfer and withdrawal rules applicable to the unmatched after-tax contributions account.

               Effective January 1, 1987, the Predecessor Plan was again restated and amended to incorporate all amendments adopted after the last restatement and to reflect the provisions of the Tax Reform Act of 1986 and subsequent legislation and regulations adopted through July 20, 1989.

               Effective July 1, 1989, Morton Thiokol, Inc. was renamed Thiokol Corporation and a portion of its business was transferred to a new corporation, Morton International, Inc. A share of Thiokol Corporation common stock and Morton International, Inc. common stock were exchanged for each share of Morton Thiokol, Inc. stock. The Predecessor Plan was renamed the Thiokol Corporation Employee Savings and Investment Plan and it was restated to reflect the transfer of accounts and assets to a new plan, the MORTON INTERNATIONAL, INC. EMPLOYEE SAVINGS AND INVESTMENT PLAN ("Plan") with respect to those participants who became employees of Morton International, Inc. and those former employees whose last period of employment with Morton Thiokol, Inc. was with a business of the type conducted by Morton International, Inc. In addition, stock of the Thiokol Corporation acquired by the Company Stock Fund was transferred to a new fund under the new plan called the Thiokol Stock Fund.

               Effective as of June 30, 1991, the Plan was amended by Amendment 1 to provide for liquidation of the Thiokol Stock Fund. Effective July 1, 1989, the Plan was again amended by Amendment 2 to provide for participation by Employees of foreign Affiliates where an agreement pursuant to Code section 3121(l) is in effect.

               In 1994 the Plan was amended and restated generally effective as of July 1, 1992 to reflect recent IRS regulations issued pursuant to the Tax Reform Act of 1986, to reflect the enactment of the Unemployment Compensation Amendments of 1992 and the Omnibus Budget Reconciliation Act of 1993, to reflect the transfer of assets from the North American Salt Company Retirement, Savings and Investment Plan for Salaried Employees, to reflect a recognition of vesting service for certain Employees previously employed by AKZO Coatings, Inc., and to make other changes to the document.

               Effective May 1, 1997, Morton International, Inc. became a wholly owned subsidiary of Autoliv, Inc. and was renamed Autoliv ASP, Inc., and the Plan was amended and restated to reflect such transaction.

               1.2 Applicability of the Plan. The provisions of this Plan are applicable to persons who are employed by the Company or an Affiliate on or after July 1, 1989. The benefits with respect to persons who terminated, retired, or died before that date shall be determined under the Predecessor Plan and its prior restatements, except as provided elsewhere in this Plan or as provided by statute or regulation.

               1.3 Purpose. The purpose of the Plan is to encourage Employees to accumulate capital on a regular and long-term basis to supplement retirement income and to acquire an equity interest in the Company. The Plan and Trust are intended to qualify as a plan and trust which meet the requirements of sections 401(a), 401(k), and 501(a) of the Internal Revenue Code of 1986 and the provisions of the Employee Retirement Income Security Act of 1974. The Plan is intended to be a profit sharing plan within the meaning of Code section 401(a).


                               ARTICLE II

                      DEFINITIONS AND CONSTRUCTION

               2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided.

               (a) "Account" means a Participant's Matched, Unmatched, Before-Tax, After-Tax, Rollover, and Company Contributions Accounts described in Article IV below, collectively or individually as the context indicates.

               (b) "Active Participant" means an Eligible Employee who has satisfied the conditions of section 3.1(b) and attained the entry date, except as provided in section 3.3.

               (c) "Affiliate" means any corporation which is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as an Employer and any trade or business (whether or not incorporated) which is under common control with an Employer within the meaning of section 414(c) of the Code.

               (d) "After-Tax Contributions" means the Matched After-Tax Contributions and the Unmatched After-Tax Contributions.

               (e) "Before-Tax Contributions" means the Matched
Before-Tax Contributions and the Unmatched Before-Tax Contributions.

               (f) "Beneficiary" means the person specified under
section 6.2(b).

               (g) "Board of Directors" means the Board of Directors of the Company.

               (h) "Break in Service" means a period of time from the date of an Employee's termination from employment with his Employer and all Affiliates to the date that he returns to such employment and first performs an Hour of Service.

               (i) "Code" means the Internal Revenue Code of 1986, as amended.

               (j) "Committee" means the committee described in
section 7.1.

               (k) "Company" means Autoliv ASP, Inc.

               (l) "Company Stock Fund" means the fund described in
section 4.7(a)(3) below.

               (m) "Compensation."

               (1) In General. Except as otherwise provided, "Compensation" means amounts actually paid during the Plan Year which are the Participant's wages, salary, fees for personal services actually rendered in the course of employment with the Employer or an Affiliate, including amounts described in Treasury regulation 1.415-2(d)(1) but excluding contributions to a plan of deferred compensation to the extent they are not includible in the Participant's gross income for the taxable year in which contributed, and other amounts which receive special tax benefits such as premiums for group-term life insurance (to the extent not includible in gross income).

               (2) Contributions. For the purposes of the definition of Pay, Compensation shall mean an Employee's regular base compensation from his Employer, excluding overtime pay, bonuses, and other special compensation.

               (3) Elective Contributions. Amounts paid pursuant to a Pay Reduction Agreement or a similar agreement pursuant to Code section 125 shall be included in Compensation for the purposes of paragraph (2), for the definition of "Highly Compensated Employee," and for Appendix A (relating to the top-heavy provisions), but shall be excluded for the purposes of section 4.11(a)(2) (relating to the 25 percent limit on annual additions). For the purpose of applying the discrimination tests of sections 4.9 and 4.10, such amounts shall be included at the election of the Company.

               (4) Special Rules.

                    (A) Compensation to be taken into account for a Plan
              Year shall be limited to $200,000 for Plan Years beginning after 1988 and $150,000 for Plan Years beginning after 1993. The foregoing amount shall be adjusted for changes in the cost of living to the level prescribed by the Internal Revenue Service for the calendar year in which the Plan Year begins.

                    (B) In determining the Compensation of a Participant
              for the purposes of subparagraph (A), the rules of Code
              section 414(q)(6) (relating to the treatment of employees from the same family) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.

                    If the limitation of subparagraph (A) is exceeded
              as the result of the application of this subparagraph, then such limitation shall be prorated among the affected Employees in proportion to their Compensation (determined without regard to such limitation).

                    (C) The Company may elect an alternative method of
              determining Compensation pursuant to regulations issued by the Internal Revenue Service.

               (n) "Disability" means a total physical or mental inability to perform work, resulting from injury or disease, which is expected to be permanent, as determined by the Committee.

               (o) "Disabled Participant" means a Participant who terminates his employment prior to attaining the Normal or other
Retirement Date on account of a Disability.

               (p) "Eligible Employee" means an Employee who meets the eligibility conditions of section 3.1(a).

               (q) "Employee" means (1) a common-law employee of an Employer or an Affiliate or (2) a Leased Employee of an Employer or an Affiliate to the extent required by Code section 414(n).

               (r) "Employer" means the Company and an Affiliate which is participating in the Plan pursuant to section 3.4.

               (s) "Employer Contributions" and "Employer
Contributions Account" means the contributions and the account described in section 4.5 below.

               (t) "Equity Index Fund" means the fund described in
section 4.7(a)(2) below.

               (u) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               (v) "Five-Percent Owner" means a "5-percent owner" within the meaning of Code section 416(i)(1)(B).

               (w) "Fixed Return Fund" means the fund described in
section 4.7(a)(1).

               (x) "Fund" means the Fixed Return Fund, the Equity Index Fund, the Company Stock Fund, the Thiokol Stock Fund and the New Morton International, Inc. Stock Fund, collectively or individually as the context indicates.

               (y) "Highly Compensated Employee" means, with respect to a current Plan Year ("Determination Year"), an Employee who --

                        (1)   at any time during the
                              preceding Plan Year --

                              (A) was a Five-Percent Owner,

                              (B) received Compensation from the
                  Employer and Affiliates in excess of $75,000 (as adjusted pursuant to Treasury regulations),

                              (C) received Compensation from the
                  Employer and Affiliates in excess of $50,000 (as adjusted pursuant to Treasury regulations) and was in the top-paid 20 percent of Employees for such Plan Year,

                              (D) was an officer and received
                  Compensation greater than 50 percent of the amount in effect under Code section 415(b)(1)(A), or

                        (2)   at any time during the current
                              Plan Year --

                              (A) is a Five-Percent Owner, or

                              (B) is (i) in the group of the 100
                  Employees paid the greatest Compensation during the current Plan Year and (ii) described in paragraph
                  (1)(B), (C), or (D) for the current Plan Year.

                              For the purpose of this subsection,
                  Compensation shall mean compensation as defined in
                  section 4.11(d) except that elective contributions pursuant to Code sections 125 and 401(k) shall be taken into account.

                              For the purpose of paragraph (1)(D), no
                  more than 50 Employees (or, if lesser, the greater of three Employees or 10 percent of the Employees of the Employer and Affiliates) shall be treated as officers.

                              The group of top-paid Employees under
                  paragraph (1)(C) and the number of officers to be taken into account under paragraph (1)(D) shall be determined without regard to the Employees described in Code section 414(q)(8).

                              Employees who are nonresident aliens and
                  who receive no earned income (within the meaning of Code section 911(d)(2)) from the Employer which constitutes income from sources within the United States shall not be treated as Employees for the purpose of this subsection.

                              If any individual is a member of the
                  family (as defined in Code section 414(q)(6)) of a five-percent owner or a Highly Compensated Employee in the group consisting of ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, then such individual shall not be considered a separate Employee and any Compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the five-percent owner or Highly Compensated Employee.

                              Pursuant to Treasury regulations, the
                  Company may elect to determine the Highly Compensated Employees in a Determination Year by disregarding paragraphs (1) and (2) and by applying subparagraphs
                  (A) through (D) of paragraph (1) to the current Determination Year. Such election shall be applicable to all plans maintained by the Company and its Affiliates under Code section 401(a).

                              A former Employee shall be treated as a
                  Highly Compensated Employee if he was a Highly
                  Compensated Employee when he separated from service or he was a Highly Compensated Employee at any time after attaining age 55.

               (z) "Hour of Service" means an hour for which an Employee is paid, or entitled to payment, for the performance of employment duties with an Employer or an Affiliate. An Hour of Service shall be credited pursuant to Department of Labor regulation 29 C.F.R.
2530.200b-2(b) and (c).

               (aa) "Inactive Participant" means a Participant who is not making After-Tax Contributions and does not have a Pay Reduction Agreement in force.

               (ab) "Leased Employee" means a person who is not a common-law employee of an Employer or an Affiliate but who provides services to an Employer or an Affiliate and--

               (1) such services are provided pursuant to an agreement (written or oral) between the Employer or Affiliate and any other person ("leasing organization"),

               (2) such person has performed such services for the Employer or Affiliate on a substantially full-time basis for a period of at least one year, and

               (3) such services are of a type historically performed in the business field of the Employer or Affiliate by Employees.

        A person shall not be deemed a Leased Employee if such person is covered by a plan maintained by a leasing organization if, with respect to such person, such plan is a money purchase plan with a nonintegrated employer contribution rate of at least 10 percent, and provides for immediate participation and for full and immediate vesting. The preceding sentence shall not be applicable if Leased Employees constitute more than 20 percent of the Employer's nonhighly compensated work force (as defined in Code section 414(n)(5)).

               (ac) "Matched After-Tax Contributions" and "Matched After-Tax Contributions Account" means the contributions and account described in section 4.1(b).

               (ad) "Matched Before-Tax Contributions" and "Matched Before-Tax Contributions Account" means the contributions and account described in section 4.1(a).

               (ae) "Matched Contributions" means the Matched After-Tax Contributions and Matched Before-Tax Contributions.

               (af) "New Morton International, Inc. Stock Fund" means the fund described in section 4.7(a)(5).

               (ag) "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

               (ah) "Normal Retirement Age" means an Employee's sixty-fifth birthday.

               (ai) "Participant" means a person with an amount credited to his Account.

               (aj) "Pay" means an Employee's regular base Compensation as defined under section 2.1(m)(2).

               (ak) "Pay Reduction Agreement" means a written agreement between a Participant and his Employer under which the Employer reduces the Participant's Pay with respect to services rendered after the execution of the agreement and the Employer agrees to contribute the amount of the reduction to the Plan on behalf of the Participant as a Before-Tax Contribution.

               (al) "Plan" means the Autoliv ASP, Inc. Employee Savings and Investment Plan.

               (am) "Plan Year" means the calendar year.

               (an) "Predecessor Company" means Morton Thiokol, Inc.

               (ao) "Predecessor Plan" means the Morton Thiokol, Inc. Employee Savings and Investment Plan.

               (ap) "Required Beginning Date" means the date described in section 6.1(c).

               (aq) "Retired Participant" means a Participant who terminates employment with his Employer and all its Affiliates on or after attaining the Normal or other Retirement Age for reasons other than death.

               (ar) "Retirement Age" means the later of age 55 or the date on which a Participant first becomes eligible for retirement benefits under his Employer's qualified pension plan in which he is a participant.

               (as) "Rollover Contributions" and "Rollover
Contributions Account" means the contributions and the account described in section 4.3 below.

               (at) "Thiokol Stock Fund" means the fund described in
section 4.7(a)(4).

               (au) "Trust Agreement" means the agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.

               (av) "Trustee" means the corporation, or person acting as trustee under the Trust Agreement.

               (aw) "Trust Fund" means the assets held under the Trust Agreement forming a part of the Plan.

               (ax) "Unmatched After-Tax Contributions" and "Unmatched After-Tax Contributions Account" means the contributions and account described in section 4.2(b).

               (ay) "Unmatched Before-Tax Contributions" and "Unmatched Before-Tax Contributions Account" means the contributions and account described in section 4.2(a).

               (az) "Unmatched Contributions" means the Unmatched
Before-Tax Contributions and the Unmatched After-Tax Contributions
Account.

               (ba) "Valuation Date" means the last business day of each calendar month.

               (bb) "Vesting Service" means the service credited under
section 5.2 below.

               2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology shall also include the feminine, and the definition of any term in the singular shall also include the plural.

               2.3 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Illinois shall be the controlling law in all matters relating to the Plan.

               2.4 Severability. If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.

               2.5 Headings. The headings of this Plan are inserted for convenience or reference only and are not to be considered in the construction or the interpretation of the Plan.


                               ARTICLE III

                      ELIGIBILITY AND PARTICIPATION

               3.1 Eligible Employees and Active Participation.

               (a) Eligible Employees. A person shall become an eligible Employee on the first day he becomes an Employee of an Employer, except that an Employee shall not be an Eligible Employee if he is--

               (1) covered under a collective bargaining agreement, unless the agreement provides for participation in this Plan,

               (2) a resident of Puerto Rico,

               (3) employed outside the United States and a participant in a pension plan under which the Employer or an affiliate pays benefits or makes contributions on his behalf (other than a qualified pension plan under Code section 401(a)),

               (4) employed on a seasonal or temporary basis, or

               (5) a Leased Employee.

               A seasonal or temporary Employee shall not be excluded on account of paragraph (4) if he is credited with one-year of Eligibility Service (as defined in section 3.2).

               (b) Entry Date. An Eligible Employee who has submitted a completed application form with a Pay Reduction Agreement shall become an Active Participant as soon as administratively feasible following the receipt of such form and Agreement by the Company, but not later than 30 days following such receipt.

               3.2 Eligibility Service.

               (a) Definition. A seasonal or temporary Employee shall be credited with one year of Eligibility Service on the last day of an eligibility computation period in which he is credited with at least 1,000 Hours of Service. An eligibility computation period shall be (1) the one-year period commencing on the date the Employee is credited with his first Hour of Service with the Employer or an Affiliate, (2) the Plan Year which includes the first anniversary of that date, and (3) subsequent Plan Years.

               (b) Cancellation of Eligibility Service. An Employee's Eligibility Service shall be canceled if he incurs a "one-year break in service." For the purpose of this subsection (b), a one-year break in service shall occur if an Employee is credited with less than 501 hours of service in a Plan Year. If an Employee who has incurred a one-year break in service returns to employment with an Employer or an Affiliate, he shall be recredited with his prior Eligibility Service effective as of the first Hour of Service following reemployment unless (1) at the time he terminated employment he did not have a vested interest in any portion of his Employer Contributions Account and (2) the number of his one-year breaks in service equals or exceeds the greater of five or the number of his years of credited Eligibility Service at the termination of employment.

               (c) "Hour of Service," for the purposes of this section 3.2, means--

               (1) an hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties during the applicable computation period for which his Hours of Service are being determined under the Plan;

               (2) an hour for which he is directly or indirectly paid, or entitled to payment, by the Employer or an Affiliate, on account of a period of time during which no duties are performed due to vacation, holiday, illness, disability, layoff, jury duty, military duty, or leave of absence. Not more than 501 hours shall be credited under this paragraph (2) on account of any single continuous period during which he performs no duties. An Hour of Service shall not be credited on account of a payment made under a plan maintained solely for the purpose of complying with workers' compensation, unemployment compensation, or disability insurance laws, or on account of a payment which solely reimburses an Employee for medically-related expenses;

               (3) an hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate, with no duplication of credit for hours; and

               (4) solely for the purpose of determining whether a one-year break in service has occurred within the meaning of section 3.2(b), the number of normally scheduled hours during a period of authorized absence from work on account of pregnancy, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child, or for the purpose of caring for such child for the period immediately following such birth or placement; provided that the total number of Hours credited under this paragraph (4) by reason of any such pregnancy or placement shall not exceed 501.

               With respect to Hours of Service credited under paragraph
(4), such Hours shall be credited only with respect to the Plan Year in which the absence from work begins if the Employee would be prevented from incurring a one-year break in service in such Plan Year, or in any other case, in the immediately following Plan Year.

               Hours of Service shall be credited to the appropriate computation period as determined under Department of Labor regulation 2530.200(b)-2(c) and shall be computed according to regulation 2530.200(b)-2(b). The Committee may use any relevant personnel records to determine Hours of Service and its determination shall be final and conclusive.

               (d) Predecessor Plan. All Eligibility Service credited pursuant to the Predecessor Plan shall be recognized under this Plan and shall be subject to the conditions of this Plan.

               3.3 Duration. A Participant shall cease to be an Active Participant when he is no longer an Eligible Employee or if he neither makes After-Tax Contributions nor has a Pay Reduction Agreement in force.

               3.4 Adoption of Plan by Affiliated Companies. The Board of Directors of the Company shall have the right to certify to the Trustee that an Affiliate shall participate under the terms of this Plan as an Employer. An Employer is deemed to have designated the Company as its agent with respect to the Plan. An Employee of an Affiliate shall not be eligible to become an Active Participant pursuant to section 3.1 prior to the date the Affiliate becomes an Employer. If the Company and a foreign Affiliate have entered into an agreement under Code section 3121(l), persons who are citizens or residents of the United States and who are Employees of such foreign Affiliate can participate in the Plan.


                               ARTICLE IV

               CONTRIBUTIONS, INVESTMENTS, AND FORFEITURES

               4.1 Matched Contributions and Matched Contributions
Accounts.

               (a) Matched Before-Tax Contributions. Subject to the limitations of this Article, an Active Participant may elect pursuant to a Pay Reduction Agreement to reduce his Pay by an amount equal to one
(1) percent of his Pay or any greater whole percentage of his Pay not in excess of an amount equal to six (6) percent of his Pay reduced by the amount he elects to contribute under subsection (b). The Employer shall contribute to the Plan on behalf of the Participant an amount equal to the amount of the reduction in Pay. The contribution shall be made as soon as administratively practicable but not later than 90 days after the date such amounts would otherwise have been payable to the Participant in cash in the absence of the Pay Reduction Agreement. The contribution shall be credited to the Participant's Matched Before-Tax Contributions Account during the calendar month in which his Pay is reduced. Such Account shall also reflect its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to section 4.12, and plan expenses chargeable under section 4.13.

               (b) Matched After-Tax Contributions. Subject to the limitations of this Article, an Active Participant may elect to contribute to the Plan through payroll deductions an amount equal to one
(1) percent of his Pay or a greater whole percentage not in excess of six (6) percent of his Pay.

               The contribution shall be made as soon as administratively practicable, but not later than 90 days after the date such amount would otherwise have been payable to the Participant in cash in the absence of the payroll deduction. The amount of the contribution under this subsection shall be credited to the Participant's Matched After-Tax Contributions Account during the calendar month in which a deduction is made. Such Account shall also reflect its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to section 4.12, Plan expenses chargeable under section 4.13, and contributions initially made pursuant to subsection (a) but recharacterized to assure compliance with section 4.8 or 4.9.

               4.2 Unmatched Contributions and Unmatched Contributions
Accounts.

               (a) Unmatched Before-Tax Contributions. Subject to the limitations of this Article, if the sum of an Active Participant's Matched Before-Tax Contributions and Matched After-Tax Contributions equals six (6) percent of his Pay, he may elect to reduce his Pay (in addition to any reduction under section 4.1(a)) pursuant to a Pay Reduction Agreement by an amount equal to one (1) percent of his Pay or a greater whole percentage not to exceed an amount equal to eight (8) percent of his Pay reduced by the amount of his Unmatched After-Tax Contributions under subsection (b). The Employer shall contribute to the Plan on behalf of the Participant an amount equal to the amount of his reduction in Pay. The contribution shall be made as soon as administratively practicable but not later than 90 days after the date such amounts would otherwise have been payable to the Participant in cash in the absence of the Pay Reduction Agreement. The contribution shall be credited to the Participant's Unmatched Before-Tax Contributions Account during the calendar month in which his Pay is reduced. Such Account shall also reflect its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to section 4.12, and plan expenses chargeable under section 4.13.

               (b) Unmatched After-Tax Contributions. Subject to the limitations of this Article, if the sum of an Active Participant's Matched Before-Tax and Matched After-Tax Contributions equals six (6) percent of his Pay, he may elect to contribute to the Plan through payroll deductions (in addition to any contributions under section 4.1(b)) an amount equal to one (1) percent of his Pay or a greater whole percentage not in excess of eight (8) percent of his Pay reduced by the amount of his Unmatched Before-Tax Contribution under subsection (a). The contribution shall be made as soon as administratively practicable, but not later than 90 days after the date such amount would otherwise have been payable to the Participant in cash in the absence of the payroll deduction. The amount of such contributions shall be credited to the Participant's Unmatched After-Tax Contributions Account during the calendar month in which a deduction is made. Such Account shall also reflect its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to section 4.12, Plan expenses chargeable under section 4.13, and contributions initially made pursuant to subsection (a) but recharacterized to assure compliance with section 4.8 or 4.9.

               4.3 Rollover Contributions and Account. The Plan is authorized to accept a Participant's rollover contributions (as defined in Code sections 402, 403, and 408) which a qualified plan is permitted to receive. Such a contribution shall be credited to the Participant's Rollover Contribution Account as of the first day of the calendar month which follows the month in which the contribution is received. Such Account shall also reflect its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to section 4.12, and plan expenses chargeable under section 4.13.

               4.4 Change or Suspension of Contributions. An Active Participant may change or suspend contributions or change his Pay Reduction Agreement by filing with the Company a form prescribed by the Company. Such change or suspension shall be effective as soon as administratively feasible. No more than one change may be made in any three-month period. If contributions and Pay reduction are suspended, they may not be resumed for three months following the effective date of the suspension.

               4.5 Employer Contributions and Account. Subject to the limitations of this Article, the Employer shall contribute an amount on behalf of each Active Participant equal to one-half of the Matched Contributions made by, or on behalf of, the Participant.

               Employer Contributions shall be credited to the Participant's Employer Contribution Account as of the first day of the calendar month in which the Matched Contributions, with respect to which the Employer Contribution relates, are credited to the Participant's Account. The Employer Contribution Account shall reflect its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to section 4.12, and Plan expenses chargeable under section 4.13 below.

               4.6 Forfeiture of Employer Contribution Account.

               (a) Upon a Distribution or One-Year Break. A Participant shall forfeit the portion of his Employer Contributions Account which is not nonforfeitable pursuant to section 5.1(b) if--

               (1) he receives a lump sum distribution of the entire amount of the nonforfeitable portion of his Account pursuant to section 6.3, or

               (2) he incurs a one-year Break in Service.

               (b) Restoration of Forfeitable Amount. The amount of the forfeiture described in (a) above shall be restored (1) if the Participant is reemployed by an Employer or an Affiliate and performs an Hour of Service before incurring a Break in Service of five consecutive years and (2) in addition, if the Participant received a distribution from the Employer Contribution Account, he repays the full amount of such distribution before incurring a Break in Service of five consecutive years and before the fifth anniversary of the date of his reemployment. Repaid distributions and restored forfeitures shall be credited to the Employer Contribution Account as of the first day of the calendar month in which repayment is received. The source for restoring forfeitures shall be current forfeitures and earnings of the Trust Fund, and if insufficient, an additional Employer contribution. Repaid distributions and restored forfeitures shall be invested in the Funds designated by the Participant.

               (c) Five-Year Break in Service. If a Participant incurs a Break in Service of five consecutive years, he shall permanently forfeit the portion of his Employer Contribution Account that had not become nonfor-feitable pursuant to section 5.1(b) below.

               (d) Treatment of Forfeitures. Forfeitures shall be treated as though they are Employer Contributions under section 4.5 and shall reduce the amount of the Employer Contributions under section 4.5 above that would otherwise be required.

               4.7 Investments.

               (a) Funds. At the direction of the Company, the Trustee shall make the following funds available for the investment of Plan assets:

               (1) Fixed Return Fund. A portfolio consisting of one or more investment contracts issued by one or more domestically licensed insurers under which the insurer invests funds at a contractually determined minimum rate of interest. Pending investment in the contract or distribution, a portion of the Fund may be held in cash or short-term securities.

               (2) Equity Index Fund. A fund invested primarily in common stocks and securities convertible into common stocks, and in other similar types of equity investments which closely mirror the Standard and Poor's 500 Composite Stock Price Index.

               (3) Company Stock Fund. A fund, which prior to May 1, 1997 was invested in common stock of Morton International, Inc. and subsequent to such date is invested in common stock of Autoliv, Inc. and, pending such investment, in cash or short-term securities.

               (4) Thiokol Stock Fund. A fund invested exclusively in common stock of Thiokol Corporation acquired by the Company Stock Fund in exchange for the common stock of Morton Thiokol, Inc. and acquired with dividends distributed with respect to such stock of Thiokol Corporation. This Fund shall be liquidated by June 30, 1991 and shall cease to exist by that date. All voting rights of Participants with respect to the Fund shall be discontinued as of September 1, 1990.

               (5) New Morton International, Inc. Stock Fund. A fund invested exclusively in common stock of Morton International, Inc. (formerly known as New Morton International, Inc.) acquired by the Company Stock Fund in connection with the spinoff by Morton International, Inc. to its shareholders of the common stock of New Morton International, Inc. (which then changed its name to Morton International, Inc.). This Fund shall be liquidated by November 30, 1997 and shall cease to exist by that date.

               (b) Elections. A Participant may elect that his Matched, Unmatched, and Rollover Contributions be invested 100 percent in the Fixed Return Fund, the Equity Index Fund, or the Company Stock Fund, or any multiple of 10 percent in any combination of such Funds totaling 100 percent. No contribution shall be invested in the Thiokol Stock Fund. Each type of contribution shall be invested in the same proportions, except that with respect to Rollover Contributions, a Participant may make a separate election with different proportions. An investment election form must be filed by each Participant at the time he becomes a Participant in the Plan. In the absence of an election, 100 percent of his contributions shall be invested in the Fixed Return Fund. Employer Contributions shall be invested in the same Funds and in the same proportions as the Participant's Contributions. A Participant may change his investment election at any time but not more than once in any three-month period. All changes shall be effective as of the first day of the calendar month in which the request for the change is completely processed by the Company.

               (c) Transfers Between Funds. A Participant may elect at any time to transfer amounts from one Fund to another, but no more than one such transfer shall be permitted in a six-month period. The amount to be transferred shall be specified as a multiple of 10 percent. The specified percentage shall be applicable to each of the Participant's Accounts which are invested in the specified Fund. A transfer shall be effective as of the last day of the calendar month in which the request is completely processed by the Company. A transfer to the Fixed Return Fund shall also be made if a Participant elects to defer distribution of his benefit pursuant to section 6.3 (relating to Participants terminating before Retirement Age).

               Notwithstanding the preceding, no amounts shall be transferred to the Thiokol Stock Fund. A special election to transfer amounts from the Thiokol Stock Fund to another Fund shall be allowed as of July 1, 1989. Effective June 30, 1991, all assets remaining in the Thiokol Stock Fund shall be liquidated and shall be transferred to the Fixed Return Fund, unless the Participant has previously designated another Fund to receive the proceeds of the liquidated assets. Such designation may be made without regard to restrictions on the frequency of transfers that would otherwise apply.

               (d) Voting Rights. Each Participant shall be entitled to direct (by a properly executed proxy) the manner in which any Company voting stock allocated to his Account shall be voted. Proxies shall be returned by Participants to an independent trustee and the trustee shall not disclose to the Company the voting instructions of individual Participants. In the absence of a Participant's timely instruction, stock shall be voted by the Trustee at the Company's direction, subject to the Trustee's right to override such direction.

               4.8 Section 402 Limit on Before-Tax Contributions.

               (a) In General. Notwithstanding sections 4.1(a) and 4.2(a), the Before-Tax Contributions with respect to a Participant shall not exceed $7,000 (or such other amount specified by the Internal Revenue Service pursuant to Code section 402(g)(5)) in any calendar year. This limit shall be applied by aggregating elective deferrals (as defined in Code section 402(g)) under all plans and arrangements maintained by the Employer and its Affiliates.

               (b) Correction of Excess. Before-Tax Contributions made to the Plan in excess of the limitation of subsection (a) (adjusted for gains and losses as provided by regulations) shall be paid to the Participant not later than April 15 of the taxable year which follows the taxable year in which the excess amount arises. The amount to be distributed shall be reduced by any amounts previously distributed to the Participant under section 4.9 during the Plan Year which begins with or within such taxable year. Employer Contributions with respect to amounts which are repaid to a Participant shall be reallocated and used as an Employer Contribution in the year in which the excess is paid to the Participant. Before-Tax Contributions which are repaid to a Participant under this section shall not be treated as Annual Additions for the purpose of section 4.11. Before-Tax Contributions which are repaid to a Participant under this section shall be taken into account for the purpose of section 4.9 (relating to the section 401(k) limitation) if they are repaid to a Highly Compensated Employee.

               4.9 Section 401(k) Limit on Before-Tax Contributions.

               (a) In General. Notwithstanding sections 4.1(a) and 4.2(a) and subject to section 4.10(f), Before-Tax Contributions for any Plan Year shall be limited to the extent necessary so that the Actual Deferral Percentage (as defined in subsection (b)) for the group of Highly Compensated Employees who are Eligible Employees is not more than the greater of--

               (1) the product of 1.25 and the Actual Deferral
        Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

               (2) the lesser of--

                         (A) the product of two and the Actual Deferral
               Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

                         (B) the Actual Deferral Percentage for the
               Non-Highly Compensated Employees who are Eligible
               Employees plus two percentage points.

               If the limitation of this subsection is exceeded or is expected to be exceeded, the excess (or anticipated excess) may be eliminated pursuant to subsection (c), (d), or (e).

               (b) Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of--

               (1) the amount of the Before-Tax Contributions and contributions pursuant to subsection (e) actually paid over to the Trust on behalf of each such Employee for such Plan Year, to

               (2) the Employee's Compensation for such Plan Year.

               Such ratios and the Actual Deferral Percentage shall be calculated to the nearest one-hundredth of one (1) percent of an Eligible Employee's Compensation.

               If a Highly Compensated Employee is a participant in two or more plans maintained by an Employer or Affiliate and containing a cash or deferred arrangement within the meaning of Code section 401(k), for purposes of determining the deferral percentage with respect to such Employee, all cash or deferred arrangements shall be treated as one cash or deferred arrangement.

               In the case of an Eligible Employee who is a Highly Compensated Employee and is a Five-Percent Owner or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, a combined deferral percentage shall be calculated with respect to such Eligible Employee and another Eligible Employee who is a member of the same family (as defined in Code section 414(q)(6)). The Before-Tax Contributions and Compensation of family members of Non-Highly Compensated Employees shall be disregarded for the purpose of determining the Actual Deferral Percentage of the group of Eligible Employ-ees who are Non-Highly Compensated Employees.

               (c) Reductions During Plan Year. If the Committee determines prior to the end of a Plan Year that the limitation of subsection (a) might not be satisfied, the Committee may reduce the future Before-Tax Contributions of the Highly Compensated Participants (and therefore the amount of the Pay reductions) in accordance with the following rules:

               (1) Reductions shall first be made in all future
        Unmatched Before-Tax Contributions before any reductions are made in future Matched Before-Tax Contributions.

               (2) Reductions shall be made in such manner that no Highly Compensated Participant's future Unmatched Before-Tax Contributions (or, if necessary, future Matched Before-Tax Contributions) expressed as a percentage of Compensation will exceed such Contributions of any other Highly Compensated Participant whose Before-Tax Contributions are reduced under this section.

               (3) If a Participant's future Matched Before-Tax
        Contributions are reduced, a corresponding reduction shall be made to the future Employer Contributions that would have matched such reduced Contributions.

               (d) Reductions After End of Plan Year. If the Committee determines after the end of a Plan Year that the limitation of subsection (a) has not been satisfied, the Committee may make reductions in the Before-Tax Contributions of the Highly Compensated Participants in accordance with the following rules:

               (1) Reductions shall first be made in all Unmatched Before-Tax Contributions before any reduction is made to any Matched Before-Tax Contribution.

               (2) Reductions shall be made in order of the ratios (described in subsection (b)) of the Highly Compensated
        Participants beginning with the highest of such ratios.

               (3) Reductions (adjusted for gains and losses pursuant to Treasury regulations) shall be paid to Participants not later than 2 1/2 months following the close of the Plan Year with respect to which the limitation of subsection (a) is exceeded. The amount to be distributed shall be reduced by amounts previously distributed under section 4.8.

               In the case of family members whose deferral percentage is calculated on a combined basis under subsection (b), the excess shall be allocated among the family members in proportion to the Before-Tax Contributions of each such family member.

               Employer Contributions that match related excess
Before-Tax Contributions shall be forfeited and used as an Employer Contribution in the Plan Year in which Before-Tax Contributions are repaid under this section.

               (e) Additional Contribution. If the Committee determines that the limitation of subsection (a) has been or may be exceeded, to the extent permitted by regulations of the Internal Revenue Service, the Employer may make an additional contribution on behalf of Non-Highly Compensated Employees in order to satisfy the limitation of subsection
(a). Such contribution shall be fully and immediately nonforfeitable and shall be subject to the withdrawal rules of section 6.5 (other than sub-section (c)).

               4.10 Section 401(m) Limit on After-Tax and Matching
Contributions.

               (a) In General. Notwithstanding sections 4.1(b), 4.2(b), and 4.5 and subject to subsection (f), After-Tax Contributions and Employer Contributions for any Plan Year shall be limited to the extent necessary so that the Actual Contribution Percentage (as defined in subsection (b)) for the group of Highly Compensated Employees who are Eligible Employees is not more than the greater of--

               (1) the product of 1.25 and the Actual Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

               (2) the lesser of--

                         (A) the product of two and the Actual
               Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

                         (B) the Actual Contribution Percentage for the
               Non-Highly Compensated Employees who are Eligible
               Employees plus two percentage points.

               If this Plan is combined with another plan for the purposes of Code section 410(b), both plans shall be combined for the purposes of this subsection.

               If the limitation of this subsection is exceeded or is expected to be exceeded, the excess (or the anticipated excess) may be eliminated pursuant to subsection (c), (d), or (e).

               (b) Actual Contribution Percentage. The Actual
Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of--

               (1) the sum of the After-Tax Contributions, Employer Contributions, and Contributions pursuant to subsection (e) paid on behalf of each such Employee for such Plan Year, to

               (2) the Employee's Compensation for such Plan Year.

               Such ratios and the Actual Contribution Percentage for each group shall be calculated to the nearest one-hundredth of one (1) percent of an Eligible Employee's Compensation.

               To the extent permitted by Treasury regulations, the Committee may elect to take into account Before-Tax
        Contributions in calculating the Actual Contribution Percentage.

               If a Highly Compensated Employee is a participant in two or more plans containing a cash or deferred arrangement within the meaning of Code section 401(k), for purposes of determining the deferral percentage with respect to such Employee, all cash or deferred arrangements shall be treated as one cash or deferred arrangement.

               In the case of an Eligible Employee who is a Highly Compensated Employee and is a Five-Percent Owner or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, a combined contribution percentage shall be calculated with respect to such Eligible Employee and another Eligible Employee who is a member of the same family (as defined in Code section 414(q)(6)). The After-Tax Contributions, Employer Matching Contributions, amounts treated as Employer Matching Contributions, and Compensation of family members shall be disregarded for the purpose of determining the Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees.

               (c) Reduction of Contributions During Plan Year. Subject to Treasury regulations, if the Committee determines prior to the end of a Plan Year that the limitation of subsection (a) might not be satisfied, the Committee may reduce the future After-Tax Contributions and Employer Contributions of the Highly Compensated Participants in accordance with rules similar to those described in section 4.9(c).

               (d) Reduction of Contributions After End of Plan Year. If the Committee determines after the end of a Plan Year that the limitation of subsection (a) has not been satisfied, it shall make reductions in the contributions with respect to the Highly Compensated Participants pursuant to rules similar to those described in section 4.9(d), subject to the provisions of Treasury regulations.

               In the case of family members whose contribution percentage is calculated on a combined basis under subsection (b), the excess shall be allocated among the family members in proportion to the aggregate After-Tax Contributions and Employer Matching Contributions of each such family member.

               (e) Additional Contribution. If the Committee determines that the limitation of subsection (a) has been or may be exceeded, to the extent permitted by regulations of the Internal Revenue Service, the Employer may make an additional contribution on behalf of Non-Highly Compensated Employees to satisfy the limitation of subsection (a). Such contribution shall be fully and immediately nonforfeitable and shall be subject to the withdrawal rules of section 6.5 (other than subsection
(c)).

               (f) Multiple Use of Alternative Limitation.

               (1) In General. If the Actual Deferral Percentage for the group of Highly Compensated Employees exceeds the amount in section 4.9(a)(1) and the Actual Contribution Percentage for such group exceeds the amount in subsection (a)(1) then, the sum of--

                         (A) the Actual Deferral Percentage for the
               group of Highly Compensated Employees who are Eligible Employees, and

                         (B) the Actual Contribution Percentage for the
               group of Highly Compensated Employees who are Eligible
               Employees

        shall not exceed the Aggregate Limitation described in paragraph (2).

               (2) Aggregate Limitation. The Aggregate Limitation shall be the limit prescribed by the Internal Revenue Service pursuant to Code section 401(m)(9) to prevent the multiple use of the limitation of section 4.9(a)(2) and the limitation of subsection
        (a)(2) of this section.

               (3) Correction of Excess. If the Aggregate Limitation in paragraph (2) is exceeded, the Actual Contribution Percentages of the Highly Compensated Participants shall be reduced by distributing or otherwise eliminating After-Tax Contributions or Employer Contributions (as determined by the Company subject to Treasury regulations) until the excess is eliminated. Such distributions (adjusted for gains and losses pursuant to Treasury regulations) shall be paid to Participants not later than 2 1/2 months after the close of the Plan Year with respect to which the Aggregate Limitation is exceeded.

               4.11 Limitation on Annual Additions.

               (a) General Limitation. Notwithstanding sections 4.1, 4.2, and 4.5 above, the Annual Addition (as defined in subsection (c) below) for a Participant shall not exceed the lesser of--

               (1) $30,000 adjusted for increases in the cost of living specified by the Department of the Treasury, effective January 1 of each calendar year and applicable with respect to the Limitation Year ending with or within such calendar year; or

               (2) 25 percent of the Participant's Compensation (as defined in subsection (d)).

               (b) Coverage Under a Defined Benefit Plan.

               (1) General. If a Participant is, or was, covered under a qualified defined benefit plan maintained by any Employer or Affiliate (as defined in subsection (d)), the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction may not exceed 1.0 in any Limitation Year (as defined in subsection (d)).

               (2) The Defined Benefit Fraction is a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all qualified defined benefit plans (whether or not terminated) maintained by any Employer or Affiliate, and the denominator of which is the lesser of--

                         (A) 1.25 times the dollar limitation of Code
               section 415(b)(1)(A) in effect for the Limitation Year, or

                         (B) 1.4 times the Participant's average
               Compensation for the three consecutive Plan Years that produces the highest average.

        Projected Annual Benefit means the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan, if the Participant continued employment until normal retirement age (or current age, if later) and the Participant's Compensation for the Limitation Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later).

               (3) The Defined Contribution Fraction is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all qualified defined contribution plans (whether or not terminated) maintained by any Employer or Affiliate for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with any Employer or Affiliate--

                         (A) 1.25 times the dollar limitation in
               effect under Code section 415(c)(1)(A) for such year, or

                         (B) 1.4 times the amount which may be taken
               into account under Code section 415(c)(1)(B).

        In calculating the Defined Contribution Fraction, the Committee may, at its discretion, make the election described in Code section 415(e)(6).

               (c) Annual Addition means the sum of the following amounts for a Limitation Year with respect to each Participant: the Employer Contributions, Before-Tax Contributions, forfeitures, excess amounts treated as Employer Contributions pursuant to subsection (e), and the Participant's After-Tax Contributions, and similar amounts under other qualified defined contribution plans maintained by any Employer or Affiliate.

               Amounts allocated to a post-retirement medical account described in Code section 415(l)(2) or 419A(d)(2) shall be treated as an annual addition when applying the limitation of subsection (a)(1).

               Contributions do not fail to be Annual Additions because they are excess amounts under section 4.8, 4.9, or 4.10. However, excess amounts that are distributed under section 4.8 are not Annual Additions.

               Rollover contributions, repaid distributions, and restored forfeitures pursuant to section 4.6(b), and loan payments shall not be treated as Annual Additions.

               (d) Additional Definitions. For the purpose of this section, Affiliate shall have the meaning prescribed in section 2.1 above, except that the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code section 1563(a)(1). "Limitation Year" means the Plan Year.

               (e) Excess Amounts. If, for any Plan Year, it is necessary to limit the allocation of an amount to a Participant's
Account to comply with subsection (a), the Plan--

               (1) first, shall refund to the Participant, to the extent necessary and as soon as is administratively feasible, the amount of the Unmatched After-Tax Contributions and any earnings thereon;

               (2) second, shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the Unmatched Before-Tax Contributions, if any, made on behalf of the Participant and any earnings thereon;

               (3) third, shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the Matched After-Tax Contributions made on his behalf and earnings thereon. The Employer Contributions made with respect to such Matched After-Tax Contributions and earnings thereon shall be held in a suspense account and used in the next Limitation Year as an Employer Contribution; and

               (4) fourth, shall pay to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the Matched Before-Tax Contributions made on his behalf and any earnings thereon. The Employer Contributions made with respect to such Matched Before-Tax Contributions and any earnings thereon shall be held to a suspense account and used in the next Limitation Year as an Employer Contribution.

If the limitations of subsection (b) are exceeded, the accrued benefit of the Participant under the defined benefit plan shall be reduced to the extent necessary to satisfy the requirements of subsection (b).

               4.12 Plan Accounting and Allocation of Investment Earnings and Losses. Accounts and Funds shall be valued as of each Valuation Date and accounting shall be performed on the basis of generally accepted accounting principles. Earnings, gains, and losses (realized or unrealized) for each Fund shall be allocated to the portion ("subaccount") of a Participant's Account maintained with respect to that Fund, in the same ratio that the value of his subaccount bears to the sum of the values of all Participants' subaccounts maintained with respect to that Fund.

               Pursuant to rules and regulations of the Internal Revenue Service, the Committee may adopt a rule designating all or certain Accounts as constituting a separate contract for the purposes of Code section 72.

               4.13 Plan Expenses. Brokerage fees, transfer taxes, and other expenses incident to the purchase or sale of securities and other investments by the Trustee shall be deemed to be part of the cost of such securities and investments, or deducted in computing the proceeds of a sale, as the case may be. Any other taxes on or in respect of the Funds shall be paid out of Fund Assets. All other expenses of administering and managing the Plan and the Trust shall be paid by the Company.

               4.14 Nonassignability. Except as provided in a qualified domestic relations order as defined in Code section 414(p) or as otherwise permitted by Code section 401(a)(13), no Account or benefit under this Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process (whether voluntary or involuntary).

               The Committee shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under a qualified order.

               4.15 Missing Persons. If the Company is unable to locate a proper payee within one year after an Account becomes payable, the Company may treat the balance credited to the Account as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited to the Account upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law. Forfeitures restored under this subsection shall be paid from current forfeitures, and if insufficient, from an additional Employer Contribution (without regard to the existence of Employer profits).

               4.16 Withholding Taxes. The Employer or Trustee may withhold from a Participant's compensation or any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sum as the Employer or Trustee may reasonably estimate as necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.


                                ARTICLE V

                           VESTING IN ACCOUNTS

               5.1 Nonforfeitable Interest in Participant's Account.

               (a) Rollover, Before-and After-Tax Accounts. A
Participant shall have a nonforfeitable interest in the total value of his Before-and After-Tax Contribution Accounts and Rollover
Contribution Account at all times.

               (b) Employer Contribution Account.

               (1) General. Subject to paragraph (2) below, a Participant shall have a nonforfeitable interest in a portion of the value of his Employer Contribution Account based on his credited Vesting Service (as defined in section 5.2 below) as follows:

                                                            Nonforfeitable
             Vesting Service                                  Percentage

        Less than one year                                        0%

        At least one year but
          less than two years                                    33%

        At least two years but
          less than three years                                  66%

        Three or more years                                     100%

               (2) Additional Vesting. Notwithstanding subsection
        (b)(1) above, a Participant shall have a nonforfeitable interest in the entire value of his Employer Contribution Account if--

                         (A) he is an Employee at any time on or after
               attaining the Normal or other Retirement Age;

                         (B) he dies while an Employee;

                         (C) he suffers a Disability while an Employee;

                         (D) all Employer Contributions by all Employers
               are completely discontinued while he is an Employee; or

                         (E) the Plan is terminated or partially
               terminated (within the meaning of section 1.411(d)-2 of the Treasury regulations) while he is an Employee.

               5.2    Vesting Service.

               (a) General. Except as otherwise provided in this
section 5.2, an Employee shall receive credit for Vesting Service which shall equal the period from the first day he performs an Hour of Service for the Employer or an Affiliate to the date of his termination of employment. All such periods shall be aggregated unless a credited period is canceled pursuant to subsection (d) below. The Employee shall receive a full one-month credit for the month in which he becomes an Employee and for the month employment is terminated. In aggregating fractions of a month, 30 days shall be considered to be a period of one month, and in aggregating fractions of a year, 12 months shall equal a period of one year.

               (b) Service Spanning. If an Employee terminates employment with the Employer and all Affiliates, but returns to such employment and performs an Hour of Service prior to incurring a one-year Break in Service, the period from the termination to the date of such Hour of Service shall be credited as Vesting Service. Notwithstanding the preceding sentence, if the termination of employment occurs during a period of absence from active employment, the Participant shall not receive credit under the preceding sentence unless he returns to employment and performs an Hour of Service before the first anniversary of the first day of such absence.

               A person who (1) was an employee of Morton Thiokol, Inc. on June 30, 1989, (2) was subsequently employed by the Thiokol Corporation, and (3) is hired by the Company or an Affiliate as part of the restructuring in 1989 of Morton Thiokol, Inc. (as determined by the Committee), shall be credited with Vesting Service for the period of employment with the Thiokol Corporation.

               (c) Excluded Vesting Service. Notwithstanding subsections (a) and (b) above, an Employee shall not receive credit for--

               (1) a period of service with a corporation, trade, or business prior to the date it became an Employer or an Affiliate; or

               (2) a period of service during which he was eligible to make contributions to this Plan or to reduce his Pay pursuant to a Pay Reduction Agreement but declined (directly or indirectly through the collective-bargaining process) to either contribute or reduce his Pay.

               Subsection (c)(2) shall not be applicable to a period of service if it follows a period during which the Employee made Matched After-Tax Contributions or reduced his Pay under a Pay Reduction Agreement.

               (d) Cancellation and Restoration of Vesting Service. Credited Vesting Service shall be canceled if an Employee incurs a one-year Break in Service. Canceled Vesting Service shall be restored upon the performance of an Hour of Service following reemployment with the Employer or Affiliates. The preceding sentence shall be applicable for the purpose of determining a Participant's nonforfeitable interest in amounts that may be credited to his Employer Contribution Account after the date of reemployment, but shall not entitle the Participant to a reinstatement of amounts previously forfeited.

               (e) Predecessor Plan. All Vesting Service credited under the Predecessor Plan shall be recognized under this Plan and shall be subject to the conditions of this Plan.


                               ARTICLE VI

                  DISTRIBUTIONS, WITHDRAWALS, AND LOANS

               6.1 Distributions at Retirement, Disability, or Age 70 1/2.

               (a) In General. Except as otherwise provided in this section, a Participant who terminates employment with all Employers and Affiliates on or after attaining his Normal or other Retirement Age, or terminates such employment on account of a Disability, shall receive the value credited to his Account in a lump sum amount or in installment payments as provided in subsection (d).

               For the purposes of this Plan, a transfer of the employment relationship on account of a sale or other disposition of an Employer or an Affiliate or a division thereof or on account of a corporate restructuring shall not be considered to be a termination of employment, except where expressly stated in this Plan.

               (b) Commencement of Benefit Payments.

               (1) In General. Subject to paragraphs (2) and (3), in the case of a Participant to whom subsection (a) applies, benefit payments may begin as soon as administratively practicable following termination of employment or, at the election of the Participant, the start of payments may be deferred to a date not later than the Required Beginning Date.

               (2) Small Amounts. If the value of a Participant's Account is $3,500 or less, it shall be paid as soon as administratively practicable following his termination of employment whether or not he consents to the distribution.

               (3) Consent to Distribution Before Required Beginning Date. If the value of a Participant's Account exceeds $3,500, no distribution shall be made to the Participant before he reaches the Required Beginning Date unless he consents in writing to the distribution.

               Distribution before the Required Beginning Date may not be made unless the Participant is furnished a written explanation of his right to defer the start of benefit payments. The explanation shall be mailed, personally delivered, or otherwise communicated pursuant to Treasury regulations so that it reaches the attention of the Participant between 30 and 90 days before the date the benefit is to become payable. If a Participant does not consent to a distribution, it shall be deemed to be an irrevocable election to receive a cash lump sum distribution on the Required Beginning Date.

               (c) Required Beginning Date. Notwithstanding anything in the Plan to the contrary, a Participant must commence receiving benefit payment not later than his Required Beginning Date whether or not he has terminated.

               (1) In General. In the case of a Participant who attains age 70 after June 30, 1987, the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

               (2) Transitional Rules. Notwithstanding paragraph (1)--

                         (A) in the case of a Participant who attains
               age 70 before July 1, 1987 and is not a Five-Percent Owner, the Required Beginning Date shall be April 1 of the calendar year following the later of--

                         (i) the calendar year in which the Participant
               attains age 70 1/2, or

                         (ii) the calendar year in which the Participant
               terminates employment, and

                         (B) in the case of a Participant who attains
               age 70 before July 1, 1987 and is a Five-Percent Owner, the Required Beginning Date shall be April 1 of the calendar year following the later of--

                         (i) the calendar year in which the Participant
               attains age 70 1/2, or

                         (ii) the earlier of--

                         (I) the calendar year in which the Participant
               becomes a Five-Percent Owner, or

                         (II) the calendar year in which the Participant
               terminates employment.

               (d) Method of Payment. Amounts payable under this section shall be paid in one of the following methods as elected by the Participant except that the lump sum distribution shall be the only method of distribution if the value of a Participant's Account is $3,500 or less.

               (1) Lump Sum Distribution. A lump sum amount equal to the value credited to the Participant's Account as of the Valuation Date for the month in which the Participant terminates employment or in the case of a deferred distribution, the Valuation Date for the month which precedes the month elected for distribution of benefits. The value credited to the Company Stock Fund shall be distributed in (A) cash or (B) by the distribution of the number of whole shares of Company stock and uninvested cash allocated to the Account as of the Valuation Date, as the Participant may elect, but not a combination of (A) and (B). Cash shall be distributed in lieu of fractional shares of stock. The distribution shall be charged against the Account after all other accounting items have been processed for the month in which the termination occurs.

               (2) Installment Payout. A series of monthly cash payments over a period from 2 to 120 months as the Participant elects, payable as of the last day of the calendar month, subject to the restrictions of this subsection.

               (A) Restrictions on Payout Period. The distribution period elected by a Participant may not exceed the combined life expectancies of the Participant and his Beneficiary (as determined under Treasury regulation 1.72-9).

               (B) Amount of Each Installment Payment.

               (i) The amount of the first installment payment shall be equal to the product of (I) the value of the Participant's Account as of the Valuation Date for the month in which employment is terminated, or in the case of a deferred distribution, the Valuation Date for the month preceding the month elected by the Participant for the commencement of benefit payments and (II) a fraction with a numerator equal to one and a denominator equal to the total number of monthly installments to be paid.

               (ii) The amount of each subsequent installment payment shall be equal to the product of (I) the value of the Participant's Account as of the last Valuation Date immediately preceding the date as of which the installment is payable and
        (II) a fraction with a numerator equal to one and a denominator equal to the number of installment payments remaining (including the current payment).

               Installment payments shall be charged against a Participant's Account after the processing of all other accounting items for the month of the termination of employment or the month preceding the date of distribution, as the case may be.

               (C) Minimum Payment. Installment payments shall be adjusted (if necessary) so that the minimum distribution rules of section 6.7 are satisfied. If the amount of a monthly installment payment is $20 or less at any time, the Company shall instruct the Trustee to pay the entire value of the Participant's Account in a cash lump sum amount.

               (D) Reemployment. If a Participant who is receiving installment payments returns to employment with the Employer or an Affiliate, the installment payments shall cease and such payments shall resume when the Participant again terminates. The Participant may change the method of distribution upon such termination.

               6.2 Distribution upon Death.

               (a) If a Participant dies before distributions from his Account have started, his Beneficiary shall receive a lump sum distribution of the entire value credited to his Account as of the Valuation Date for the month in which the death occurs. The value credited to the Company Stock Fund may be distributed in (1) cash, or
(2) whole shares of Company stock and uninvested cash, as the Beneficiary elects, but not a combination of (1) and (2). If a Participant dies after installment distributions have commenced, the Beneficiary shall receive a cash lump sum distribution of the remaining value of the Participant's Account. The date of payment shall be subject to section 6.6 below. The distribution shall be charged against the Account after the processing of all other accounting items for the month in which the death occurs.

               (b) Beneficiary.

               (1) General. Subject to paragraph (2), "Beneficiary" means the person or persons (who may be named contingently or successively), including a trust or an estate, designated by a Participant, to whom his Account is to be paid in the event of his death. Each designation will revoke all prior designations by the same Participant. A designation shall be made on a form prescribed by the Committee, and will be effective only when filed in writing with the Committee. If no Beneficiary is designated or a designation is revoked in whole or in part, or if a designated Beneficiary does not survive, the Account balance shall be payable to the Participant's estate, or at the discretion of the Committee, to the first class of the following classes of automatic Beneficiaries then surviving and in equal shares if there are then more than one in each class: the Participant's--

               (A) surviving spouse;

               (B) surviving children;

               (C) surviving parents;

               (D) surviving brothers and sisters.

               (2) Married Participants. Notwithstanding paragraph
        (1), in the case of a married Participant, the Beneficiary shall be the Participant's spouse unless--

               (A) the Participant has designated another person as the Beneficiary,

               (B) the spouse has consented to the designation of the specific nonspouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries,

               (C) the spouse acknowledges the effect of such election,

               (D) the spouse's consent is in writing, and

               (E) the consent is witnessed by a notary public.

               The spouse's consent shall not be required if the spouse cannot be located or if the Participant furnishes the Company a court order decreeing that the Participant and the spouse are legally separated or that the spouse has abandoned the Participant. The preceding sentence shall not apply to the extent provided in a qualified domestic relations order under Code section 414(p).

               6.3 Distribution upon Separation other than by Death, Retirement, or Disability. A Participant who terminates employment with all Employers and Affiliates prior to death, attaining a Retirement Age, and suffering any Disability, shall receive a cash lump sum distribution of the entire value of the nonforfeitable portion (as described in section 5.1) of his Account if--

               (a) the value of the nonforfeitable portion of the Participant's Account is $3,500 or less, or

               (b) the value of the nonforfeitable portion of the Participant's Account is greater than $3,500 and the Participant elects to receive a lump sum distribution of his entire Account balance.

               For the purposes of this Plan, a transfer of the employment relationship on account of a sale or other disposition of an Employer or an Affiliate or a division thereof or on account of a corporate restructuring shall not be considered to be a termination of employment, except where expressly stated in this Plan.

               The amount of the distribution in subsections (a) and (b) shall be equal to the value of the nonforfeitable portion of the Participant's Account as of the Valuation Date for the month in which the termination of Employment occurs.

               No distribution shall be made pursuant to subsection (b) prior to the Participant's sixty-fifth birthday unless he consents in writing to the distribution. A consent to the distribution shall not be valid unless the Participant is furnished with a written explanation of his right to defer the commencement of benefit payments. The explanation shall be mailed, personally delivered, or otherwise communicated pursuant to Treasury regulations so that it reaches the attention of the Participant between 30 and 90 days before the date the benefit is to be payable. If a Participant does not consent to a distribution, it shall be deemed to be an irrevocable election to receive a cash lump sum distribution in the month in which he attains age 65 with the value of the distribution determined as of the Valuation Date for the preceding month.

               A distribution shall be charged against a Participant's Account after the processing of all other accounting items for the month in which the termination occurs or, in the case of a deferred distribution, the month preceding the month in which the Participant attains age 65.

               If a Participant defers distribution of his Account, amounts credited to the Equity Index Fund, the Company Stock Fund, or the Thiokol Stock Fund shall be liquidated and the cash proceeds shall be transferred to the Fixed Income Fund.

               6.4 In-Service Withdrawals from After-Tax Contributions
Accounts.

               (a) Frequency. A Participant may request a withdrawal of amounts from his After-Tax Contributions Accounts at any time by filing a written request with the Company on a form prescribed by the Company. No withdrawals may be made from the Employer Contributions Account or Rollover Contributions Account while a Participant is an Employee.

               (b) Minimum Amount. The minimum amount of any withdrawal shall be an amount equal to the lesser of $500 or the sum of the value of the After-Tax Contributions Accounts as of the Valuation Date for the calendar month in which the withdrawal form is received by the Company. All withdrawals shall be made in cash.

               (c) Withdrawal from the Funds. If the Participant's After-Tax Contributions Accounts are invested in more than one Fund, he shall instruct the Company to either draw on the funds in a specified order ("hierarchy" withdrawal) or to draw on each Fund in an amount equal to the product of the total amount of the withdrawal request and a fraction with a numerator equal to the total value of his After-Tax Contributions Accounts invested in a particular Fund and a denominator equal to the total value of his After-Tax Accounts ("pro rata" withdrawal). The value of the Accounts and the Funds for the purpose of this subsection (c) shall be determined as of the Valuation Date for the calendar month in which the withdrawal form is received by the Company. A withdrawal shall be paid as soon as reasonably practicable after the close of the month in which the withdrawal form is received, subject to section 6.6 below.

               (d) Effect on After-Tax Contributions Accounts. Amounts withdrawn pursuant to this section 6.4 shall be charged against the Unmatched After-Tax Contributions Account first and, if necessary, against the Matched After-Tax Contributions Account. The withdrawal shall be charged against the Account after the processing of all other accounting items for the month in which the withdrawal form is received.

               (e) Penalty for Withdrawal of Recent Matched After-Tax Contributions.

               (1) Employer Contributions shall not be made on behalf of a Participant for a period of six calendar months following the month in which a withdrawal made by such Participant leaves a total balance in his Matched After-Tax Contributions Account that is less than the aggregate of his Matched After-Tax Contributions made for the calendar month in which the withdrawal request is submitted and for the preceding 23 calendar months.

               (2) If a Participant who has made a withdrawal that results in the suspension of Employer Contributions pursuant to the foregoing paragraph or section 6.5(b) makes another withdrawal under paragraph (1) before Employer Contributions have resumed, the period during which Employer Contributions are suspended shall continue for an additional six months past the date on which they would have otherwise resumed.

               6.5 In-Service Withdrawals of Before-Tax Contributions.

               (a) General. No Participant shall receive a distribution from his Before-Tax Contributions Accounts prior to termination of his employment from the Employer and all Affiliates, except to the extent specifically provided in this section.

               (b) Withdrawals After the Attainment of Age 59 1/2. A Participant who has attained age 59 1/2 may request a withdrawal from his Before-Tax Contributions Accounts at any time by filing a written request with the Company on a form prescribed by the Company. Such a withdrawal shall be treated as though it were a withdrawal under section
6.4 and shall be subject to the same restrictions and limitations. Employer Contributions shall not be made on behalf of a Participant for a period of six calendar months following the month in which a withdrawal made by the Participant leaves a total balance in his Matched Before-Tax Contribution Account that is less than the aggregate of his Matched Before-Tax Contributions made for the calendar month in which the withdrawal request is submitted and for the preceding 23 calendar months.

               (c) Hardship Withdrawals of Before-Tax Contributions.

               (1) In General. A Participant may receive an in-service distribution of amounts credited to his Before-Tax Contributions Account if the withdrawal is on account of a financial need constituting a hardship (as described in paragraph (2)) and the withdrawal is necessary to satisfy the need (as determined under paragraph (3)).

               In no event shall a hardship distribution from the Before-Tax Contributions Account exceed the total Before-Tax Contributions made on behalf of the Participant (reduced by prior distributions) plus earnings credited to the Before-Tax Contributions Account as of December 31, 1988, or, if less, the value of the Before-Tax Contributions Account.

               Withdrawals from the Funds may be made on a hierarchy or pro rata basis as described in section 6.4(c).

               (2) Financial Hardship. A financial hardship shall be deemed to exist as a result of the following financial obligations:

               (A) medical expenses described in Code section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152),

               (B) the purchase (excluding mortgage payments) of a principal residence for the Participant,

               (C) payment of tuition for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents, or

               (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

               The amount requested for withdrawal pursuant to subparagraph (A) shall be at least $1,000 and the withdrawal shall be made only with respect to expenses incurred in the six-month period prior to the date of the request.

               (3) Necessity for Distribution. A distribution shall be deemed necessary to satisfy a financial need described in paragraph (2) if the Participant represents to the Company that the need cannot be relieved--

               (A) through reimbursement or compensation by insurance or otherwise,

               (B) by reasonable liquidation of the Participant's assets to the extent that such liquidation would not itself cause an immediate and heavy financial need,

               (C) by cessation of voluntary contributions under this Plan or any other plan, or

               (D) by other distributions or nontaxable loans from plans or by borrowing from commercial sources on reasonable commercial terms.

               A Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant.

               6.6 Due Date for Payments.

               (a) General. Subject to subsection (b) below, payments to a Participant or Beneficiary shall be made as soon as practicable following the completion of the valuation process for the Valuation Date which determines the amount of the payment.

               (b) Limitation. Subject to subsection (c), payment of benefits to a Participant shall start not later than the earlier of--

               (1) the Required Beginning Date, or

               (2) the sixtieth day after the close of the Plan Year in which the latest of the following events occur:

               (A) the attainment by the Participant of the Normal
        Retirement Age;

               (B) the tenth anniversary of the date on which the Participant commenced active participation in the Plan; or

               (C) the termination of the Participant's employment with all Employers and Affiliates.

               (c) Deferral to Ascertain Benefit or Locate Participant. If payment cannot be made on a date it is required to be made because the Company, after making reasonable efforts, cannot locate a Participant or Beneficiary or the amount of the payment cannot be ascer-tained, a payment retroactive to the required date shall be made no later than 60 days after the earliest date on which the amount of the payment can be ascertained and the date on which the Participant or Beneficiary has been located.

               6.7 Minimum Distribution Amount.

               (a) In General. A Participant who has elected installment payments pursuant to section 6.1 and attains age 70 1/2 after June 30, 1987 shall receive a distribution for each calendar year commencing with the year in which he attains age 70 1/2 which shall not be less than the Minimum Distribution Amount described in subsection (b). The Minimum Distribution Amount with respect to the calendar year in which the Participant attains age 70 1/2 ("first distribution year") must be paid not later than April 1 of the calendar year which follows the first distribution year.

               The Minimum Distribution Amount with respect to a calendar year which follows the first distribution year must be paid not later than December 31 of such calendar year.

               In the case of a Participant who attained age 70 before July 1, 1987, the first distribution year shall be the calendar year described in subparagraph (A)(i) or (ii) of section 6.1(c) or subparagraph (B)(i) or (ii) of such section, whichever is applicable.

               (b) Minimum Distribution Amount. The Minimum Distribution Amount for the first distribution year shall be determined by dividing the Participant's account balance as of the end of the preceding calendar year (as adjusted pursuant to Treasury regulations prescribed under Code section 401(a)(9)) by the applicable life expectancy of the Participant or the joint and last survivor life expectancy factor of the Participant and his Beneficiary prescribed by the Treasury regulations. In subsequent years, the account balance as of the end of the preceding calendar year (as adjusted) shall be used and the life expectancy factor shall be the life expectancy factor with respect to the first distribution year reduced by the numbers of years that have elapsed since such year. If the Beneficiary is not the Participant's spouse, the Account balance shall be divided by the lesser of the applicable life expectancy factor or the factor prescribed under Treasury regulation 1.401(a)(9)-2 (relating to the incidental death benefit rule).

               6.8 Loans.

               (a) Committee Authority. The Committee shall adopt such rules as it may deem necessary or appropriate to implement the provisions of this section.

               (b) Eligibility. Subject to subsection (d), a Participant who is actively employed by an Employer or Affiliate shall be eligible to request a loan for any reason pursuant to this section. Notwithstanding the foregoing, if a married Participant has elected a life annuity form of payment or such form of payment is automatically in force with respect to the Participant, he shall not be eligible for a loan unless his spouse has given written consent to the loan. To the extent required by regulations, effective October 1, 1989, a Participant who is a former Employee shall be eligible to request a loan.

               (c) Funding of a Loan; Eligible Accounts and Loan
Accounts. Upon the approval of a loan request, the Committee shall liquidate all or a portion of the Participant's investments held in the following Accounts ("Eligible Accounts") in the order listed until the amount of the loan has been reached:

               (1) the Rollover Contributions Account,

               (2) the Matched Before-Tax Contributions Account,

               (3) the Unmatched Before-Tax Contributions Account,

               (4) the Matched After-Tax Contributions Account, and

               (5) the Unmatched After-Tax Contributions Account.

               If any Account to be liquidated is invested in more than one Fund, the amount of a particular Fund which is to be liquidated shall be the product of the total amount to be liquidated under the Account and a fraction with a numerator equal to the amount of the Account invested in the Fund and a denominator equal to the total balance credited to the Account.

               The proceeds of the liquidation of the investments held under an Eligible Account shall be credited to a Loan Account which shall be a subaccount of the Eligible Account. For the purpose of the allocation of gains, losses, and earnings of the Trust Fund, a Loan Account shall be deemed to be invested only in a loan to the Participant and shall be increased by interest at the rate described in subsection
(g) and decreased by the portion of each payment allocable to the Loan Account under subsection (h). No in-service distribution shall be made from an Eligible Account in an amount which would exceed the difference between the total balance credited to the Account and the amount of the Loan Account under that Eligible Account.

               Upon the receipt of the promissory note described below, a loan shall be made from the Loan Account to the Participant.

               (d) Frequency of Loans. If the Committee approves a Participant's loan application, it may not make another loan to the Participant until the first anniversary of the date that the prior loan was fully discharged. If the Employer or an Affiliate maintains another qualified plan under which a Participant in this Plan has received a loan, such loan shall be treated as though it had been made under this Plan for the purposes of this subsection.

               (e) Loan Amount.

               (1) In General. The minimum loan amount shall be $1,000 with additional amounts to be made in increments of $500, but the total amount shall not exceed the amount prescribed by paragraph (2).

               (2) Maximum Loan Amount. The amount of a loan shall not exceed the lesser of--

               (A) 75 percent of the total balance credited to all of the Participant's Eligible Accounts,

               (B) $50,000, or

               (C) 50 percent of the nonforfeitable amount of the Participant's entire balance under all Accounts.

               For the purpose of subparagraph (C), the balance of a Participant's nonforfeitable Account shall be determined as of the most recent Valuation Date within the 12-month period prior to the loan date, adjusted solely for distributions and contributions made after such Valuation Date but before the date of the loan.

               (f) Term of a Loan. The term of a loan shall be elected by the Participant (in full one-year periods), but shall not extend beyond the fifth anniversary of the date of the loan, or the tenth anniversary in the case of a loan to be used to acquire a dwelling unit which, within a reasonable time after the loan is made, will be used as the principal residence of the Participant.

               (g) Interest. A loan shall bear a reasonable rate of interest as determined by the Committee. Such rate shall be determined by taking into account the interest rates being charged at the time the loan is granted on loans of a comparable nature. The interest rate shall be fixed for the entire term of the loan.

               Notwithstanding the foregoing, no loan shall be made if the interest rate established pursuant to this subsection exceeds the maximum rate of interest permitted by applicable state usury laws which are not preempted by ERISA.

               (h) Payments. Repayment of the loan principal and payment of the interest thereon shall be made by approximately equal payments that will permit the loan to be fully amortized over the term selected by the Participant pursuant to subsection (f)(1).

               Subject to Treasury regulations and Committee rules, the preceding sentence shall not be applicable with respect to a period when a Participant is on a leave of absence without pay for up to one year.

               In the case of an Employee, required payments shall be made by payroll deductions in each payroll period. If a Participant's pay is insufficient to make payments in full, the amount of the deficiency shall be paid by personal check. In the case of a Participant who is a former Employee, required payments shall be made by check.

               A prepayment of the entire remaining balance of the loan and accrued interest may be made by personal check at any time without penalty.

               The portion of each payment which is attributable to repayment of the principal of a loan shall be applied toward the reduction of a Participant's Loan Account under each Eligible Account in the order which is converse to that described in subsection (c) and shall be invested in accordance with the Participant's current investment direction pursuant to section 4.7(b).

               (i) Promissory Note. A loan shall be evidenced by a promissory note in such form and containing such terms as the Committee shall direct, subject to the provisions of this section. The portion of a loan which is secured by a Participant's Before-Tax Contributions may be deemed to be a separate loan for which the Committee may require a separate promissory note.

               (j) Security and Default. A Participant's obligation to repay a loan and interest thereon shall be secured by his Eligible Accounts. If a Participant fails to make a required payment and the Committee determines that the loan is in default, the unpaid balance of the loan and accrued interest shall be deducted from the Loan Accounts and, if necessary, from the remaining portion of each Eligible Account in the converse order of that described in subsection (c) until the total amount of the unpaid balance and accrued interest has been reached. The promissory note shall then be canceled. The amount deducted from the Eligible Accounts shall be treated as a distribution to the Participant.

               Notwithstanding the foregoing, no amount shall be deducted from the Before-Tax Contributions Account until an event which would otherwise entitle the Participant to a distribution from that Account.

               (k) Truth in Lending. Appropriate disclosure shall be made pursuant to federal and state truth in lending acts to the extent applicable.

               6.9 Direct Rollovers; Withholding.

               (a) Direct Rollovers.

               (1) In General. In the case of a distribution (or a withdrawal) made after December 31, 1992 that would be an eligible rollover distribution within the meaning of Code section 402 if made to the Participant or Beneficiary ("distributee"), the distributee may elect (subject to spousal consent requirements if applicable) to the extent required by law and regulation and in the manner prescribed by the Committee, to have such distribution paid directly to an eligible retirement plan (as defined in Code section 401(a)(31)). The amount of such direct rollover shall be limited to the amount of the eligible rollover distribution which would otherwise be includible in the distributee's gross income in the absence of a direct transfer and without regard to the rollover rules of Code sections 402 and 403. No election may be made by a distributee pursuant to this section unless the distributee has received the notice prescribed by paragraph (2).

               (2) Notice. The Committee shall furnish to a distributee a written notice at the time prescribed in paragraph (3) which describes--

               (A) the rules under which the distributee may elect to have an eligible rollover distribution paid in a direct rollover to an eligible retirement plan;

               (B) the rules that require withholding of tax on the eligible rollover distribution if it is not paid in a direct rollover;

               (C) the rules under which the distributee will not be subject to tax if the distribution is contributed to an eligible retirement plan within 60 days of the distribution; and

               (D) if applicable, special rules regarding the taxation of the distribution as specified in Code sections 402(d) and (e) (relating to income averaging and other tax rules).

               (3) Notification Period. The notice required by paragraph
        (2) shall be furnished to the distributee not more than 90 days and not less than 30 days before the date benefits become payable. The Plan shall make no payment for 30 days following the date the Participant has been furnished with the notice unless the distribution is subject to section 6.1(b)(2) or 6.3(a) (cash out of small benefits) and the Participant, after receipt of the notice, has affirmatively elected to make or not to make a direct rollover, but in no event shall the Plan make a distribution before the date benefits are otherwise payable under the rules of the Committee.

               (b) Withholding. In the case of an eligible rollover distribution which is not directly transferred to an eligible retirement plan pursuant to subsection (a), the Plan shall reduce the amount of the distribution by the amount of the tax required to be withheld by law and regulations.

                               ARTICLE VII

                             ADMINISTRATION

               7.1 Committee and Plan Administrator. The Company shall be the Plan Administrator, as that term is used in ERISA. The Compensation Committee of the Board of Directors shall appoint a Plan Administration Committee consisting of three or more members for indefinite terms which shall be responsible for carrying out the Company's duties as the administrator and (except for duties specifically vested in the Trustee) for the administration of the provisions of the Plan. The Committee shall be the "named fiduciary" under the Plan as that term is used in ERISA for plan administration. The Committee may appoint or designate other fiduciaries hereunder and may allocate fiduciary responsibilities among fiduciaries, including members of the Committee.

               7.2 Compensation and Expenses. A member of the Committee shall serve without compensation for services as such if he is an Employee of the Employer or Affiliate. He may receive reimbursement by the Company of expenses properly and actually incurred. All expenses incurred by the Committee, or a member thereof, in carrying out the duties of the Committee, shall be paid by the Company.

               7.3 Manner of Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and constituting a quorum. Upon concurrence in writing of a majority of the members at the time in office, action of the Committee may be taken without a meeting.

               7.4 Chairman, Secretary, and Employment of Specialists. The members of the Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments in their behalf, and may employ at the Company's or Trust's expense such counsel, auditors, and other specialists and such clerical and other services as they may require in carrying out the provisions of the Plan.

               7.5 Records. All resolutions, proceedings, acts, and determinations of the Committee shall be recorded by the Secretary or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

               7.6 Administration. The Committee shall be responsible for the administration of the Plan, including instructing the Trustee concerning all payments which should be made out of the Trust Fund pursuant to the provisions of the Plan. The Committee shall have all such powers as may be necessary to carry out the provisions hereof and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. In making any such determination or rule, the Committee shall pursue uniform policies which shall not improperly discriminate in favor of or against any Participant. The Plan shall be operated for the exclusive benefit of Participants and Beneficiaries. The Committee shall have the exclusive right to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the deter-mination of the eligibility for and the amount of any benefit payable under the Plan. The Committee shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision. The Committee shall make, or cause to be made, all reports or other filings necessary to meet the reporting and disclosure requirements which are the responsibility of "plan administrators" under ERISA. To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan.

               7.7 Application for Benefits. Each person eligible for a benefit under the Plan shall apply for such benefit by signing an application form to be furnished by the Committee. Each such person shall also furnish the Committee with such documents, evidence, data, or information in support of such application as it considers necessary or desirable.

               7.8 Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within 90 days after receipt of the claim, setting forth the following information:

               (a) the specific reason or reasons for the denial;

               (b) specific reference to pertinent Plan provisions on which the denial is based;

               (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

               (d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Committee, within 65 days after such notice has been received, a written request for such review; and

               (e) if such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same 65-day period specified in subsection (d) above.

               If special circumstances require an extension of time beyond the 90-day period, the claimant shall be so advised in writing within the initial 90-day period. In no event shall such extension exceed an additional 90 days.

               The decision of the Committee shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. The claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

               7.9 No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or an Affiliate or to interfere with the right of the Employer or Affiliate to discharge any Employee at any time.

               7.10 Expenses of Administration. The compensation of the Trustee, any reasonable and proper attorneys' or management fee incurred in the administration of the Trust Fund or other reasonable and proper Plan expenses shall be paid pursuant to section 4.13.

               7.11 Incapacity. If, in the opinion of the Committee, any Participant (or Beneficiary) becomes unable to handle properly any property distributable under the Plan, the Committee may make any arrangement for distribution on such Participant's behalf that it determines will be beneficial to such Participant, including (without limitation) distribution to such Participant's guardian, conservator, spouse, or dependent, and such distribution so made shall be a complete discharge of the liabilities of the Plan with respect to the Participant.

               7.12 Indemnity for Liability. To the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify the members (and former members) of the Committee, and any other current or former officer, director, or employee of the Company, against any and all claims, losses, damages, expenses, including counsel fees, incurred by such persons and any liability, including any amounts paid in settlement with the Company's approval, arising from such person's action or failure to act.

                              ARTICLE VIII

                                FINANCING

               8.1 Financing. The Company shall maintain a Trust Fund as a part of the Plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify any Trust Agreement from time to time to accomplish the purpose of the Plan and may replace any Trustee and appoint a successor Trustee or Trustees. The Company may appoint one or more investment managers (which may be any person or organization within the meaning of ERISA section 3(38)) to direct the Trustee with respect to investments. Each investment manager shall acknowledge that he is a fiduciary under the Plan in writing delivered to the Company and the Trustee. The assets of the Trust Fund shall not be used for or diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

               8.2 Contributions. An Employer shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Company to terminate the Plan or the Employer to withdraw from the Plan. Forfeitures arising under the Plan for any reason shall be used as soon as possible to reduce the Employer's contributions under the Plan.

               8.3 Nonreversion. An Employer shall have no right, title, or interest in the contributions made to the Trust Fund under the Plan and no part of the Trust Fund shall revert to an Employer, except that--

               (a) If a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution may be returned to the Employer within one year after the payment of the contribution.

               (b) If any part or all of a contribution is disallowed as a deduction under Code section 404, then to the extent a contribution is disallowed as a deduction, it may be returned to the Employer within one year after the disallowance.

               8.4 Transfer of Assets. If a Participant in this Plan becomes a participant in another qualified defined contribution plan maintained by the Company or Affiliate, assets allocated to the Participant's Account under this Plan shall be transferred, at the direction of the Company, to his account under such other qualified plan. The Plan shall have no further obligation to the Participant.

                               ARTICLE IX

                        AMENDMENT AND TERMINATION

               9.1 Amendments to Conform with Law. The Company reserves the right to make by amendment such changes in, additions to, and substitutions for the provisions of this Plan, to take effect retroactively or otherwise, as is deemed necessary or advisable for the purpose of conforming the Plan to Code section 401 or to any other present or future federal law relating to trusts and plans of this or similar nature, and to the administrative regulations promulgated pursuant to the Code and such laws.

               9.2 Other Amendments and Termination. The Company also reserves the right to amend this Plan at any time, and from time to time, in any manner which it deems desirable including, but not by way of limitation, to change or modify contributions under the Plan, and to change any provision relating to the distribution or payment, or both, of any account balances. The Company further reserves the right to terminate this Plan at any time. No distribution shall be made on account of the termination of the Plan except as permitted by Code section 401(k)(10) and specific provisions of the Plan.

               9.3 Form of Amendment. Any such amendment shall be made by an instrument in writing, signed by a duly authorized officer or officers of the Company certifying that said amendment has been authorized by the Board of Directors of the Company.

               9.4 Limitations on Amendments. The provisions of this Article are subject to the following restrictions:

               (a) No such amendment shall operate either directly or indirectly to give an Employer any interest whatsoever in any fund or property held by the Trustee under the terms of this Plan, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of persons who are Participants or Beneficiaries.

               (b) Except as permitted by Treasury regulations or to the extent necessary to conform to the laws and regulations described in section 9.1, no such amendment shall operate either directly or indirectly to deprive any Participant of the value of his nonforfeitable interest, the value of the Account as of the date of the amendment, or eliminate an optional form of benefit with respect to the Account value immediately prior to the amendment.

               9.5 Merger, Consolidation, or Transfer. No merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to or from, any other plan shall occur unless each Participant in the Plan would be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).


                           * * * * * * * * * *


               IN WITNESS WHEREOF, MORTON INTERNATIONAL, INC. has caused this instrument to be executed by its duly authorized officers on this
day of          , 19__, effective as of the 1st day of July 1992.


                                            MORTON INTERNATIONAL, INC.

ATTEST:
                                            By

By

                                                         (CORPORATE SEAL)


                               APPENDIX A

                          TOP-HEAVY PROVISIONS

               A1.1  Application of Top-Heavy Provisions.

               (a) Single Plan Determination. Except as provided in subsection (b)(2), if as of a Determination Date, the sum of the amount of the Section 416 Accounts of Key Employees and the Beneficiaries of deceased Key Employees exceeds 60 percent of the amount of the Section 416 Accounts of all Participants and their Beneficiaries other than former Key Employees and their Beneficiaries, the Plan is top-heavy and the provisions of this Appendix shall become applicable.

               If any individual has not performed services for an Employer or an Affiliate at any time during the five-year period ending on the Determination Date, the Section 416 Account of such individual or his Beneficiary shall be excluded from all computations under this Appendix. However, if such an individual returns to employment with an Employer or Affiliate, his Section 416 Account shall be included in calculations under this section. The Section 416 Account of an individual who was a Key Employee but is not a Key Employee for the Plan Year containing the Determination Date and the preceding four Plan Years or the Section 416 Account of the Beneficiary of such an individual shall be excluded from all computations under this Appendix.

               (b) Aggregation Group Determination.

               (1) If as of a Determination Date this Plan is part of an Aggregation Group which is top-heavy, the provisions of this Appendix shall become applicable. Top-heaviness for the purpose of this subsection shall be determined with respect to the Aggregation Group in the same manner as described in subsection
        (a) except that if the Aggregation Group includes a defined benefit plan, the Section 416 Account shall include the present value of the accrued benefit of a participant or a beneficiary under such plan.

               (2) If this Plan is top-heavy under subsection (a), but the Aggregation Group is not top-heavy, this Appendix shall not be applicable.

               (c) Committee. The Committee shall have responsibility to make all calculations to determine whether this Plan is top-heavy.

               A1.2 Definitions.

               (a) "Aggregation Group" means this Plan and all other plans (including a frozen plan) maintained by any Employer and its Affiliates which cover a Key Employee or his Beneficiary and any other plan which enables a plan covering a Key Employee or his Beneficiary to meet the requirements of Code sections 401(a)(4) or 410. A terminated plan shall be included in an Aggregation Group if it was maintained by an Employer or an Affiliate within the last five years ending on the Determination Date for the Plan Year in question and would, but for the fact it was terminated, meet the conditions of the preceding sentence. In addition, at the election of the Committee, the Aggregation Group may be expanded to include any other qualified plan maintained by any Employer or Affiliate if such expanded Aggregation Group meets the requirements of Code sections 401(a)(4) and 410.

               (b) "Determination Date" means the last day of the Plan Year immediately preceding the Plan Year for which top-heaviness is to be determined.

               (c) "Key Employee" means an Employee (or a former or deceased Employee) who, for the Plan Year containing the Determination Date or any of the four preceding Plan Years (including years before 1984), is--

               (1) an officer of an Employer or an Affiliate having annual compensation for a Plan Year greater than 50 percent of the amount in effect under Code section 415(b)(1)(A) for the calendar year in which the Plan Year ends; provided, however, that no more than the lesser of--

               (A) 50 Employees, or

               (B) the greater of (i) three Employees or (ii) 10 percent of the greater number of Employees of the Employer and Affiliates for the Plan Year containing the Determination Date and the preceding four Plan Years;

        shall be treated as officers, and such officers shall be those with the highest annual compensation in the five-year period;

               (2) one of the ten Employees having an annual compensation in excess of the amount in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318) both more than a 1/2 percent interest in the Employer and the largest interests in the Employer;

               (3) a five (5) percent owner of an Employer;

               (4) a one (1) percent owner of an Employer having an annual compensation of more than $150,000.

               For the purpose of this subsection (c), compensation shall mean compensation as defined in Treasury regulation 1.415-2(d). For the purpose of determining the number of officers to be taken into account under subsection (c)(1), Employees described in Code section 414(q)(8) shall be excluded. For the purpose of subsection
(c)(1)(B)(ii), if 10 percent of the number of Employees is not an integer, the number shall be increased to the nearest integer. For the purpose of subsection (c)(2), if two Employees have the same interest in the Employer, the Employee having the greater annual compensation from the Employer shall be treated as having the greater interest. For the purposes of subsections (c)(3) and (c)(4), ownership shall be determined in accordance with Code section 416(i)(1)(B) and (C).

               (d) "Section 416 Account" means the sum of--

               (1) the amount credited to a Participant's or Beneficiary's Account under this Plan as of the most recent Valuation Date occurring within the 12-month period ending on the Determination Date (or his account under another qualified defined contribution plan which is part of an Aggregation Group) including uncontributed amounts due as of such Valuation Date but which are actually contributed on or before the Determination Date;

               (2) the present value of the accrued benefit credited as of a Determination Date to a Participant or Beneficiary under a qualified defined benefit plan which is part of an Aggregation Group; and

               (3) the amount of distributions to the Participant or Beneficiary during the five-year period ending on the Determination Date, including a distribution under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group, a distribution of Employee contributions, and a distribution made before the effective date specified in Appendix section 1.1(d), but excluding a distribution which is tax-free rollover contribution (or similar transfer) that is not initiated by the Participant or that is contributed to a plan which is maintained by an Employer or an Affiliate;

        reduced by--

               (4) the amount of a rollover contribution (or similar transfer) which is accepted by this Plan (or a plan forming part of an Aggregation Group) after December 31, 1983 and which was initiated by the Participant and derived from a plan not maintained by the Employer or an Affiliate, and the earnings on such rollover contribution.

               The Account of a Participant who was a Key Employee and who subsequently meets none of the conditions of section A1.2(c) for the Plan Year containing the Determination Date and the preceding four Plan Years or the Account of a Beneficiary of such a Participant is not a
Section 416 Account and shall be excluded from all computations under this Appendix.

               A1.3 Minimum Contribution.

               (a) General. If this Plan is determined to be top-heavy under the provisions of section A1.1 with respect to a Plan Year, in the case of each Participant who is not a Key Employee and is an Employee on the last day of the Plan Year, the sum of Employer contributions (excluding contributions under a pay reduction agreement) and forfeitures under all qualified defined contribution plans allocated to the accounts of such Participants in the Aggregation Group shall not be less than three (3) percent of such Participant's compensation (as defined in Treasury regulation 1.415-2(d)). This section shall not be applicable with respect to a Participant who is also covered under a defined benefit plan maintained by an Employer or an Affiliate which provides the benefit specified by Code section 416(c)(1).

               (b) Exception. The contribution rate specified in subsection (a) shall not exceed the percentage at which Employer contributions (including pay reduction contributions) and forfeitures are allocated under the plans of the Aggregation Group to the account of the Key Employee for whom such percentage is the highest for the Plan Year. For the purpose of this subsection, the percentage for each Key Employee shall be determined by dividing the Employer contributions and forfeitures for the Key Employee by the amount of his total compensation for the year not in excess of $200,000 (as adjusted by the Secretary of the Treasury under Code section 416(d)).

               A1.4 Limit on Annual Additions: Combined Plan Limit.

               (a) General. If this Plan is determined to be top-heavy under section A1.1, section 4.9(b) of this Plan shall be applied by substituting "1.0" for "1.25" in each place it appears. The transitional rule of Code section 415(e)(6)(B)(i) shall be applied by substituting "$41,500" for "$51,875."

               (b) Exception. Subsection (a) shall not be applicable if--

               (1) section A1.3 is applied by substituting "4 percent" for "3 percent," and

               (2) this Plan would not be top-heavy if "90 percent" is substituted for "60 percent" section A1.1.

               (c) Transitional Rule. If, but for this subsection (c), subsection (a) would begin to apply with respect to the Plan, the application of subsection (a) shall be suspended with respect to a Participant so long as there are--

               (1) no Employer contributions, forfeitures, or voluntary nondeductible contributions allocated to such Participant, and

               (2) no accruals under a qualified defined benefit plan for such Participant.


                               APPENDIX B

                          SPECIAL VESTING RULES

               B1.1 Southwest Chemical Services Incorporated. A
Participant in the Plan who was employed by the Southwest Chemical Services Incorporated as of June 30, 1984 shall be fully vested in the entire balance held to his Account as of such date.

               B2.1 Alpha Catalog Chemicals. A Participant in the Plan who was employed by the Alfa Catalog Chemicals operation of the Ventron Division as of February 13, 1989 shall be fully vested in the entire balance held to his Account as of such date.


                               APPENDIX C

                          BEE CHEMICAL COMPANY

               C1.1 Employer. Effective July 1, 1985, the Bee Chemical Company ("Bee") became an Employer under the Predecessor Plan.

               C1.2 Bee Chemical Profit Sharing Plan.

               (a) Merger. Effective July 1, 1985, the Bee Chemical Company Profit Sharing Plan ("Profit Sharing Plan") was merged into the Predecessor Plan. Account balances as of June 30, 1985 attributable to employer contributions under the Profit Sharing Plan were transferred to a separate account under the Employer Contributions Account known as the "Bee Contributions Account." Account balances attributable to voluntary contributions under the Profit Sharing Plan were transferred to the Participant's Unmatched After-Tax Contributions Account. All such Accounts were transferred to this Plan upon the spinoff of assets effective July 1, 1989, with respect to persons employed by the Company.

               (b) Vesting. All amounts credited to the Bee
Contributions Account shall be fully and immediately vested.

               (c) Investments.

               (1) Bee Contributions Account. The Bee Contributions Account shall be invested in the Fixed Income Fund.

        No transfer to another Fund shall be permitted.

               (2) Voluntary Contributions. Amounts transferred to the After-Tax Contributions Account which were invested in the active and inactive guaranteed long-term fund and the guaranteed short-term fund under the Profit Sharing Plan were invested in the Fixed Return Fund and amounts invested in the active and inactive variable fund were invested in the Diversified Equity Fund of the Predecessor Plan. The foregoing amounts could be transferred to other Funds pursuant to section 4.7(c) of the Predecessor Plan.

               (d) Distributions. All amounts credited to an Account of a Participant under this Plan who was a participant in the Profit Sharing Plan shall be subject to the distribution rules of sections C1.5 and C1.6. In addition, amounts credited to the Bee Contributions Account shall be subject to the distribution rules pertaining to the Employer Contributions Account and, accordingly, may not be withdrawn prior to the termination of employment with the Employer and its Affiliates. Amounts credited to the After-Tax Contributions Account shall be subject to the in-service withdrawal rules under section 6.4 of the Plan.

               C1.3 Bee Chemical Company Savings and Investment Plan.

               (a) Merger. Effective July 1, 1985, the Bee Chemical Company Savings and Investment Plan ("Savings Plan") was merged into the Predecessor Plan. Account balances as of June 30, 1985 attributable to salary reduction contributions under the Savings Plan were credited to the Unmatched Before-Tax Contributions Account. Account balances attributable to the direct employer contributions under the Savings Plan were credited to a separate account under the Employer Contributions Account to be known as the "Bee Contributions Account."

               (b) Vesting. All amounts credited to the Bee
Contributions Account shall be fully and immediately vested.

               (c) Investments. Transferred amounts which were invested in the guaranteed rate fund and the money market fund under the Savings Plan were invested in the Fixed Return Fund. Amounts which were invested in the Windsor Fund and the Explorer Fund were invested in the Diversified Equity Fund. The foregoing amounts could be transferred to other Funds pursuant to section 4.7(c) of the Predecessor Plan.

               (d) Distributions. Amounts transferred from the Savings Plan shall be subject to the distribution rules pertaining to the Accounts to which they are credited and to the provision of sections C1.5 and C1.6.

               (e) Loans. All loans outstanding on June 30, 1985 shall remain subject to the provisions of Article IX of the Savings Plan.

               C1.4 Vesting Service. Notwithstanding section 5.2(c)(2), effective July 1, 1985, a person who was an employee of Bee prior to such date was credited with Vesting Service equal to the vesting service that was credited to him as of June 30, 1985 under the Bee Profit
Sharing Plan.

               C1.5 Life Annuity Options.

               (a) General. In addition to any form of payment that is available under Article VI, a Participant in this Plan--

               (1) who was a participant in the Profit Sharing Plan,

               (2) who terminates employment with the Employer and all Affiliates on or after attaining his Normal Retirement Age or other Retirement Age, and

               (3) whose Account is credited with more than $3,500, shall be entitled to elect a Single Life Annuity or, if he is married, a Joint and 50 Percent Spouse's Annuity, as described in this section. A Participant who makes such an election may not make any in-service withdrawals unless his spouse gives her written consent pursuant to rules comparable to those stated in subsection (c)(2).

               (b) Single Life Annuity.

               (1) General. A series of monthly cash payments payable for the life of the Participant with no benefits payable after the death of the Participant. The Single Life Annuity shall be provided through an annuity contract (as described in subsection
        (d)) purchased with the value of the Participant's Account described in section 6.1(a) of the Plan. Payments under the contract shall commence as soon as administratively practicable after the date the contract is distributed to the Participant.

               (2) Election and Spouse's Consent. No Participant may elect a Single Life Annuity before the 90-day period ending on the date benefit payments become payable under this section. In the case of a married Participant, the election of the Single Life Annuity shall be deemed to be a rejection of the Joint and 50 Percent Spouse's Annuity described in subsection (c) and shall not be effective unless the requirements of paragraphs
        (2), (3), and (4) of subsection (c) have been met.

               (c) Joint and 50 Percent Spouse's Annuity.

               (1) General. A series of monthly cash payments payable for the life of the Participant and, upon the death of the Participant, a monthly life annuity payable to the spouse equal to 50 percent of the monthly amount that was payable to the Participant with no benefits payable after the death of the spouse. The Joint and 50 Percent Spouse's Annuity shall be provided by an annuity contract (as described in subsection (d)) purchased with the value of the Participant's Account described in section 6.1(a) of the Plan. Payments under the contract shall commence as soon as administratively practicable after the date the contract is distributed to the Participant.

               (2) Election and Revocation.

               (A) Method of Election and Period. An election to receive the Joint and 50 Percent Spouse's Annuity shall be in writing and may be revoked by written notice at any time during the election period, and after a revocation, another election may be made during the election period. The election period shall be the 90-day period ending on the date benefits become payable under this section to the Participant. No election for a Joint and 50 Percent Spouse's Annuity may be filed prior to the commencement of the 90-day period.

               (B) Spousal Consent. No election to reject the Joint and 50 Percent Spouse's Annuity shall be effective unless--

               (i) the spouse of the Participant consents in writing to such election, the spouse's consent acknowledges the effect of such election (including the specific nonspouse Beneficiary, if any) and it is witnessed by a notary public; or

               (ii) it is established to the satisfaction of the Committee that the consent required under clause (i) may not be obtained because there is no spouse, because the spouse cannot be located, or the Participant furnishes the Committee with a court order decreeing that the Participant and the spouse are legally separated or decreeing that the spouse has abandoned the Participant (except as provided in a qualified domestic relations order).

               (3) Notice of Election. The Committee shall furnish to a Participant a written notice which states in nontechnical language--

               (A) a general description of the Joint and 50 Percent Spouse's Annuity;

               (B) the circumstances under which it will be provided and the availability of the election to reject the Joint and 50 Percent Spouse's Annuity and the right to revoke the election;

               (C) a general explanation of the relative financial effect on a Participant's benefit of the election and the election of other optional forms of payment;

               (D) the rights of the Participant's spouse under paragraph (2)(B); and

               (E) a Participant's right to request in writing a more specific statement of the conditions and financial effect of the Joint and 50 Percent Spouse's Annuity.

        The statement required by paragraph (3)(E) shall describe the specific financial effect of the election by the Participant in terms of dollars per annuity payment. The statement shall be delivered or mailed (first class, postage prepaid) to the Participant within 30 days after the date of the Participant's written request.

               (4) Time of Notice. The notice shall be mailed, personally delivered, or otherwise communicated pursuant to Treasury regulations so that it reaches the Participant between 30 and 90 days before the date benefit payments are to start.

               (d) Annuity Contracts. Any annuity contract purchased by the Plan for distribution to a Participant or Beneficiary shall be purchased from a domestically licensed insurance company. Such annuity contract shall be nontransferable and shall contain all restrictions and conditions required for annuity contracts distributed from employee benefit plans qualified under Code section 401(a). Upon the distribution of the contract to the Participant or Beneficiary, the Plan shall cease to have any obligation with respect to such Participant or Beneficiary.

               C1.6 Preretirement Spouse's Annuity. If a Married Participant elects a Single Life Annuity or a Joint and 50 Percent Spouse's Annuity and dies before the annuity starting date, the Participant's entire Account value shall be applied to the purchase of an annuity contract (as described in section D1.5(d)) for the life of the spouse, unless the spouse elects to receive benefits in the form of a lump sum distribution.

               The spouse may elect to defer the payment of benefits under this section to the date the Participant would have attained his Normal Retirement Age if he had survived.


                               APPENDIX D

                          POLYMER AND POLYPENCO

               D1.1 Purpose. The purpose of this Appendix D is to provide for the protection and preservation of benefits and service for Employees who were previously covered by The Polymer Corporation
Retirement Plan ("Polymer Retirement Plan") or the Polypenco, Inc. (Va.) Retirement Plan ("Polypenco Retirement Plan"), or the
Chesebrough-Pond's, Inc. Savings Plan ("Chesebrough Savings Plan").

               D1.2 Use of Terms. Except where the context of this Appendix expressly indicates to the contrary, terms used and defined in the Plan shall have the same meaning for purposes of this Appendix D. The provisions of this Appendix D shall modify and supersede the provisions of the Plan to the extent inconsistent therewith.

               D1.3 Appendix D Participants. The term "Appendix D Participant" means a Participant employed by either The Polymer Corporation ("Polymer") or Polypenco, Inc. (Va.) ("Polypenco") immediately prior to July 25, 1986 who was identified as a transferring employee as of that date, and who became an Employee of the Predecessor Company and a Participant in the Predecessor Plan after such date but before January 6, 1987 in connection with the Predecessor Company acquisition of certain assets of Polymer and Polypenco.

               D1.4 Transfer of Accounts from Chesebrough Savings Plan. Appendix D Participants' vested account balances, if any, in the Chesebrough Savings Plan valued as of September 30, 1986 were transferred to the Predecessor Plan on October 1, 1986. Until such date as the Appendix D Participant designated otherwise in accordance with the terms of the Plan, (a) an Appendix D Participant's account balances which were invested in the Chesebrough Savings Plan fixed income fund will be invested in the Plan's Fixed Return Fund, (b) an Appendix D Participant's account balances which were invested in the Chesebrough Savings Plan diversified equity fund were invested in the Predecessor Plan's Diversified Equity Fund, and (c) an Appendix D Participant's account balances which were invested in the Chesebrough Savings Plan Chesebrough-Pond's stock fund will be invested in the Plan's Fixed Return Fund.

               D1.5 Transfer of Voluntary Contribution Accounts from the Polymer Retirement Plan and the Polypenco, Inc. (Va.) Retirement Plan. Until such date as the Appendix D Participant designated otherwise in accordance with the terms of the Plan, an Appendix D Participant's vested account balances in his or her voluntary contribution accounts, if any, under The Polymer Retirement Plan or the Polypenco Retirement Plan, which were transferred to the Predecessor Plan, were invested in the Plan's Fixed Return Fund.

               D1.6 Vested Benefits. A separate account was established under the Plan on behalf of each Appendix D Participant which was credited with an amount equal to the transferred amounts under sections D1.4 and D1.5 which were allocable to such Appendix D Participant. An Appendix D Participant was fully vested with respect to the assets allocable to his separate account pursuant to this Appendix D.

               D1.7 Eligibility. Notwithstanding the Eligibility Service requirements of Article III of the Plan, each Appendix D Participant who was a Participant in the Chesebrough Savings Plan, Polymer Retirement Plan or Polypenco Retirement Plan immediately prior to July 25, 1986 became a Participant for all purposes of the Predecessor Plan on and after July 25, 1986, until such Appendix D Participant's participation ceases in accordance with the Plan.

               D1.8 Service. For purposes of determining an Employee's Vesting Service under the Plan, as of July 25, 1986, an Employee who was employed by Polymer or Polypenco immediately prior to such date, and who was employed by the Predecessor Company immediately thereafter shall be credited with Vesting Service equal to his period of employment with Polymer or Polypenco.


                               APPENDIX E

                            CVD INCORPORATED

               E1.1 Acquisition and Transfer of Assets. On March 6, 1987, the Predecessor Company acquired CVD Incorporated ("CVD"). CVD previously maintained the CVD Incorporated Profit Sharing Plan ("CVD Plan"). Effective May 31, 1987, all employer profit sharing contributions to the CVD Plan were discontinued, and effective June 30, 1987, all employee contributions and employer matching contributions were discontinued. Effective June 30, 1987, account balances became fully vested and all account balances held by the CVD Plan were transferred to the Predecessor Plan.

               E1.2 Employer. Effective July 1, 1987, CVD became an Employer under the Predecessor Plan.

               E2.1 Transfer of Assets to Accounts. Amounts credited to the employer profit sharing account and the matching employer contributions account under the CVD Plan shall be transferred to the Predecessor Plan and credited to a separate subaccount under the Employer Contributions Account. The subaccount shall be subject to the distribution rules of that Employer Contributions Account. Amounts credited to the employee contributions account under the CVD Plan were transferred to the AfterTax Contributions Account.

               E2.2 Investments. Amounts invested in the fixed income fund or the money market fund of the CVD Plan were transferred to the Fixed Return Fund of the Predecessor Plan. Amounts invested in the equity fund of the CVD Plan were invested in the Diversified Equity Fund of the Predecessor Plan. A Participant in the Plan could elect to transfer such amounts to other Funds pursuant to section 4.7(c) of the Plan.

               E3.1 Vesting. All amounts transferred from the CVD Plan were immediately and fully vested. For the purpose of determining Vesting Service under the Predecessor Plan, in the case of a person who was an Employee of CVD on March 6, 1987, employment service with CVD prior to that date was taken into account under section 5.2 but without regard to section 5.2(b)(2) of the Predecessor Plan.


                               APPENDIX F

                          GLC TRUCKING COMPANY

               F1.1 GLC Trucking Company. On December 30, 1988, the Predecessor Company acquired the GLC Trucking Company ("GLC") and it became an Employer under the Predecessor Plan effective as of April 1, 1989.

               F2.1 Service Credits and Earnings. No Eligibility or Vesting Service was recognized under the Predecessor Plan with respect to employment service before December 30, 1988. Eligibility and Vesting Service was recognized after that date as provided in the Plan.


                               APPENDIX G

                       NORTH AMERICAN SALT COMPANY

               G1.1 North American Salt Company. This Appendix shall be applicable to a Participant who participated in the North American Salt Company Retirement, Savings and Investment Plan for Salaried Employees (NAMSCO Plan) and a portion of whose accounts under the NAMSCO Plan were transferred to this Plan effective as of July 1, 1993 ("Transfer Subaccount"). This Appendix shall be applicable only to such a Participant and to the Transfer Subaccount (adjusted for earnings, gains, and losses) of the Participant.

               G2.1 In-Service Withdrawal Rights and Loans. After the attainment of age 59 1/2 or on account of a hardship, a Participant shall be permitted to make an in-service withdrawal from the deferral contributions credited to the Transfer Subaccount. Earnings on the deferral contributions shall also be subject to the preceding sentence except in the case of a hardship withdrawal. A Participant may also borrow from such deferral contributions and earnings thereon. Withdrawals and loans under this section shall be subject to the written consent of the spouse of the Participant under rules comparable to those under section G3.1(a)(2) and such other administrative rules as the Committee may adopt.

               G3.1 Annuity Forms of Payment.

               (a) Annuities.

               (1) Normal Form. In the case of a Participant who commences a distribution of benefits after termination of employment or on account of attainment of age 70 1/2, his entire Transfer Subaccount shall be used to purchase an annuity contract providing for benefit payments in the form of--

               (A) a Joint and 50 Percent Spouse's Annuity, in the case of a Participant who is married on his Benefit Starting Date, or

               (B) a Single Life Annuity, in the case of a Participant who is not married on his Benefit Starting Date, unless the Participant elects, pursuant to this section, another form of payment specified in section 6.1(d) or a Single Life Annuity.

        This section shall not be applicable if the value of the Participant's Account (the Transfer Subaccount and all other amounts credited to his Account) is $3,500 or less.

               (2) Election to Reject the Normal Form. An election to reject the normal form of benefit shall not be effective unless the requirements of this paragraph have been satisfied.

               (A) Method of Election and Period. An election to reject the normal form of payment shall be in writing and may be revoked by written notice at any time during the election period, and after a revocation, another election may be made during the election period. The election period shall begin on the ninetieth day before the Benefit Starting Date (as defined below) or if later, the date the notice described in subparagraph (C) is furnished to the Participant. No election shall be valid if made before the start of the election period. The election period shall end on the Benefit Starting Date.

               (B) Spousal Consent. No election to reject the Joint and 50 Percent Spouse's Annuity shall be effective unless--

               (i) the spouse of the Participant consents in writing to such election, the spouse's consent acknowledges the effect of such election (including the specific nonspouse Beneficiary, if any) and it is witnessed by a notary public; or

               (ii) it is established to the satisfaction of the Committee that the consent required under clause (i) may not be obtained because there is no spouse, because the spouse cannot be located, or the Participant furnishes the Committee with a court order decreeing that the Participant and the spouse are legally separated or decreeing that the spouse has abandoned the Participant (except as provided in a qualified domestic relations order).

               (C) Notice of Election. The Committee shall furnish to a Participant a written notice which states in nontechnical language--

               (i) a general description of the Joint and 50 Percent Spouse's Annuity;

               (ii) the circumstances under which it will be provided and the availability of the election to reject the Joint and 50 Percent Spouse's Annuity and the right to revoke the election;

               (iii) a general explanation of the relative financial effect on a Participant's benefit of the election and the election of other optional forms of payment;

               (iv) the rights of the Participant's spouse under paragraph (2)(B); and

               (v) a Participant's right to request in writing a more specific statement of the conditions and financial effect of the Joint and 50 Percent Spouse's Annuity.

        The statement required by subparagraph (C)(v) shall describe the specific financial effect of the election by the Participant in terms of dollars per annuity payment. The statement shall be delivered or mailed (first class, postage prepaid) to the Participant within 30 days after the date of the Participant's written request.

               (D) Time of Notice. The notice shall be mailed, personally delivered, or otherwise communicated pursuant to Treasury regulations so that it reaches the Participant between 30 and 90 days before the Benefit Starting Date.

               (b) Preretirement Spouse's Annuity.

               (1) General. If a married Participant dies before his Benefit Starting Date, the Transfer Subaccount shall be applied to the purchase of a Single Life Annuity payable for the life of his spouse, unless the Participant has rejected the Preretirement Spouse's Annuity by designating a non-spouse Beneficiary pursuant to paragraph (2) or the spouse elects a lump sum distribution in lieu of the Single Life Annuity.

        If the Participant dies before age 65, payments under the annuity contract shall commence as of the date the Participant would have attained age 65 if he had survived; provided, however, that the spouse may elect to commence benefits at an earlier date.

               (2) Election to Reject the Preretirement Spouse's Annuity. The Participant may reject the Preretirement Spouse's Annuity by designating a nonspouse Beneficiary in writing and may revoke such rejection by written notice at any time during the election period. The election period shall begin when the Employee becomes a Participant in the Plan and shall end on his Benefit Starting Date. If an election to reject the Preretirement Spouse's Annuity is made before the first day of the Plan Year in which the Participant attains age 35, the election shall become invalid on such day at which time a new election may be made by the Participant.

               No election to reject the Preretirement Spouse's Annuity shall be effective unless the requirements of paragraph (3) have been satisfied.

               If the Preretirement Spouse's Annuity is rejected, death benefits shall be distributed in a lump sum to the nonspousal Beneficiary.

               (3) Spouse's Consent. An election to reject the Preretirement Spouse's Annuity shall not be effective unless--

               (A) the spouse furnishes a written consent to the election, witnessed by a notary public, which acknowledges the effect of the election and, if applicable, the specific nonspouse Beneficiary, contingent Beneficiary, or a class of Beneficiaries, or

               (B) it is established to the satisfaction of a Plan representative that the consent of the spouse under subparagraph
        (A) cannot be obtained because the spouse cannot be located or if the Participant furnishes the Company a court order decreeing that the Participant and the spouse are legally separated or that the spouse has abandoned the Participant. The preceding sentence shall not apply to the extent provided in a qualified domestic relations order under Code section 414(p).

               (4) Notice of Election. The Committee shall furnish a Participant a written notice which contains a nontechnical explanation of the Preretirement Spouse's Annuity including a statement of the terms and conditions of the annuity, the Participant's right to make, and the effect of, an election to waive the annuity, and the rights of the spouse under paragraph
        (3).

               The notice shall be mailed, personally delivered, or otherwise communicated pursuant to Treasury regulations so that it reaches the attention of the Participant when he commences participation in the Plan, when he terminates employment before age 35 (if applicable), and within the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35 (if applicable).

               (c) Benefit Starting Date. Benefit Starting Date means--

               (1) the first day of the first period for which an amount is payable as an annuity, or

               (2) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle a Participant to such benefit,

whether or not a payment is actually made on such day.

               (d) Joint and 50 Percent Spouse's Annuity. A Joint and 50 Percent Spouse's Annuity means a series of monthly cash payments payable for the life of the Participant and, upon the death of the Participant, a monthly life annuity payable to the spouse equal to 50 percent of the monthly amount that was payable to the Participant with no benefits payable after the death of the spouse.

               (e) Single Life Annuity. A Single Life Annuity means a series of monthly cash payments payable for the life of the Participant, or the spouse in the case of a Preretirement Spouse's Annuity, with no benefits payable after the death of the Participant or the spouse. The Single Life Annuity shall be provided through an annuity contract purchased with the value of the Participant's Transfer Subaccount.

               (f) Annuity Contracts. Any annuity contract purchased by the Plan for distribution to a Participant or Beneficiary shall be purchased from a domestically licensed insurance company. Such annuity contract shall be nontransferable and shall contain all restrictions and conditions required for annuity contracts distributed from employee benefit plans qualified under Code section 401(a). Upon the distribution of the contract to the Participant or Beneficiary, the Plan shall cease to have any obligation with respect to such Participant or Beneficiary.

               G4.1 Vesting Service. With respect to a Participant to whom this Appendix is applicable, Vesting Service shall be credited as of July 1, 1993 equal to the service credited for vesting purposes under the NAMSCO Plan as of such date for such Participant.



                               APPENDIX H

                           AKZO COATINGS, INC.

               H1.1 AKZO Coatings. Pursuant to an Asset Purchase Agreement and an Employee Agreement with AKZO Coatings, Inc. (Seller) dated as of December 18, 1992, the Company agreed to acquire certain assets from the Seller, and with respect to certain former employees of the Seller who have become employees of the Company, the Company agreed to grant vesting service under the Plan with respect to their last employment service with the Seller.

               H2.1 Vesting Service. An Employee of the Company who is a Transferred Employee within the meaning of the Employee Agreement dated as of December 18, 1992 shall be credited with Vesting Service equal to the Transferred Employee's last continuous period of employment with the Seller prior to the closing date under the Asset Purchase Agreement or, if later, the Transferred Employee's date of termination by the Seller.